UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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BSQUARE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BSQUARE CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 12, 2005

TO THE SHAREHOLDERS:

Notice is hereby given that the 2005 Annual Meeting of Shareholders of BSQUARE CORPORATION, a Washington corporation (the “Company”), will be held on Thursday, May 12, 2005 at 10:00 a.m., local time, at the Company’s offices at 110 110th Avenue NE, Suite 200, Bellevue, Washington 98004, for the following purposes:

1.                To elect two Class II directors to serve for the ensuing three years and until their successors are duly elected.

2.                To approve amendments to the Company’s existing amended and restated stock option plan to allow for awards to eligible employees, officers, directors and consultants of the Company under the amended and restated stock option plan of stock appreciation rights and restricted and unrestricted stock.

3.                To approve an amendment to the Company’s existing Board of Directors compensation program.

4.                To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 22, 2005 as the record date for the determination of shareholders entitled to vote at this meeting. Only shareholders of record at the close of business on March 22, 2005 are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

All shareholders are invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if the shareholder has previously returned a proxy.

By Order of the Board of Directors

Scott Mahan
Vice President, Finance & Operations,
Chief Financial Officer, Secretary and Treasurer
Bellevue, Washington
April 6, 2005

April 6, 2005

Dear Shareholders,

This past year was marked by several key transitions, and an overall stabilization of the company’s operations.

At the beginning of 2004, we completed the closure of our Japanese subsidiary. Despite our attempts to restructure this operation, it continued to be a drain on the company’s cash and management resources, leading to its ultimate shutdown.

In mid-2004 the Board of Directors made the decision to stop development and manufacturing of the Power Handheld. The Power Handheld showed great promise in 2003, and late in that year we landed a premiere customer for the device, Vodafone UK. As we progressed into 2004, it became clear that the capital resources needed to ramp the business at Vodafone were beyond the company’s reach, and we made the decision to seek outside financing for the Power Handheld, either through a spinout or sale. We talked to more than 60 interested parties, but ultimately concluded that the company could no longer afford to fund the Power Handheld, and we therefore announced the decision to close the unit in July 2004.

With the closure of Japan and the shutdown of the Power Handheld unit, we turned our attention back to the market that we know best—that of providing software and services to original equipment manufacturers (OEM’s) and original device manufacturers (ODM’s) that make smart devices.

We set forth several objectives for ourselves in 2004, and we want to report on our results against those objectives:

•       We indicated that we were committed to returning the company to profitability on a quarterly basis during the year. We were successful in this objective, and reported small profits in both Q3 and Q4 of 2004, the first profits the company has reported since the first quarter of 2001.

•       We sought to increase the sales synergies between our Microsoft Embedded Windows licensing and our Professional Services businesses. While we made progress against this objective and we can now point to specific customers who buy licenses as well as BSQUARE products/services from us, we are not satisfied with the rate of progress and will continue to focus on this objective in 2005.

•       We committed ourselves to further developing BSQUARE’s intellectual property and product portfolio through internal efforts and through acquisitions. While there is still much work to be done against this objective, we have made a meaningful start. We developed a roadmap for our SDIO Now! Technology, extending the life of this product beyond what we thought was possible at the start of 2004. We began a concerted effort to begin to leverage the intellectual property developed through our professional services team and realized the first fruits of this with the release of the BSQUARE Audio Manager in late 2004. In addition, we have developed a solid roadmap that we believe will serve our OEM and ODM customers and hired Pawan Gupta, a veteran of both Toshiba and Microsoft, to drive our efforts.

For 2005, the objectives we have set for ourselves include:

•       Tapping into the growing device software market through investment and development of our product solutions roadmap. We believe that our SDIO Now! technology will enjoy continued success in 2005. We have released our SDIO Now! version 2.0 technology and are working on further SDIO-Now! updates to be released later in 2005. We have defined our device solution roadmap and are working hard on developing the technologies and partnerships such that we can begin releasing these solutions in 2005.

•       Continuing to drive synergies between our Microsoft Embedded Windows licensing and our own products and services. We sell Embedded Windows licenses to hundreds of companies each month, and we view each of these companies as potential product and service targets. We have recently brought new sales leadership on board and will execute sales and marketing activities this year in support of this objective.

•       Looking for partnership and acquisition opportunities that will help us execute our roadmap faster.

BSQUARE continues to operate in an exciting and growing market space. We believe that we have the technology, experience, brand and relationships to grow our company and create additional value for our shareholders. While 2004 was a challenging year in many respects, it was also a satisfying year, as we have established a solid operating platform from which we can grow. We wish to thank you, our shareholders, for your support during 2004, and look forward to a successful 2005.

Best Regards,

Brian T. Crowley	Donald B. Bibeault
President and CEO	Chairman

BSQUARE CORPORATION

PROXY STATEMENT FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

PROCEDURAL MATTERS

General

The enclosed Proxy is solicited on behalf of BSQUARE CORPORATION, a Washington corporation (the “Company”), for use at the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 12, 2005 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company’s principal executive offices at 110 110th Avenue NE, Suite 200, Bellevue, Washington 98004. The Company’s telephone number at its principal business office is (425) 519-5900.

These proxy solicitation materials were mailed on or about April 6, 2005 to all shareholders entitled to vote at the Annual Meeting.

Record Date and Principal Share Ownership

Only shareholders of record at the close of business on March 22, 2005 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. The only outstanding voting securities of the Company are shares of Common Stock, no par value. As of the Record Date, 38,141,379 shares of the Company’s Common Stock were issued and outstanding, held by 147 shareholders of record. See “Security Ownership of Principal Shareholders, Directors and Management” below for information regarding beneficial owners of more than five percent of the Company’s Common Stock and ownership of the Company’s directors and management.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

Each holder of Common Stock is entitled to one vote for each share held.

This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and other employees, without additional compensation, personally or by telephone.

Quorum; Abstentions; Broker Non-Votes

At the Annual Meeting, inspectors of election will determine the presence of a quorum and tabulate the results of the voting by shareholders. A quorum exists when holders of a majority of the total number of outstanding shares of Common Stock that are entitled to vote at the Annual Meeting are present at the Annual Meeting in person or by proxy. A quorum is necessary for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” will be included in determining the presence of a quorum at the Annual Meeting. Broker non-votes occur when a person holding shares in street name, meaning through a bank or brokerage account, does not provide instructions as to how his or her shares should be voted and the bank or broker does not have discretion to vote those shares or, if the bank or broker has discretion to vote such shares, does not exercise such discretion. The two nominees for election to the

Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, will be elected to the Board of Directors. For the election of directors, abstentions and broker non-votes will have the effect of neither a vote for, nor a vote against, the nominee and thus will have no effect on the outcome. Shareholders are not entitled to cumulate votes in the election of directors. If a quorum is present, approval of all other matters that properly come before the meeting requires that the votes cast in favor of such actions exceed the votes cast against such actions.

All shares entitled to vote and represented by properly executed, unrevoked proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted for the election of the two Class II directors nominated by the Board of Directors, for the amendments to the Company’s amended and restated stock option plan and for the amendment to the Company’s Board of Directors compensation plan.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Deadline for Receipt of Shareholder Proposals

Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission (the “SEC”) and those set forth in the Company’s Bylaws. Under applicable SEC proxy rules, proposals of shareholders of the Company intended to be presented for consideration at the Company’s 2006 Annual Meeting of Shareholders must be received by the Company no later than December 7, 2005, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of shareholders. In general, nominations for the election of directors may be made by: (i) the Board of Directors or a committee appointed by the Board of Directors, or (ii) any shareholder entitled to vote who has delivered written notice to the Secretary of the Company 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders (or, with respect to an election of directors to be held at a special meeting, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders), which notice must contain specified information concerning the nominees and concerning the shareholder proposing such nominations. The Company’s Bylaws also provide that the only business that shall be conducted at an annual meeting is business that is brought before such meeting: (i) by or at the direction of the Board of Directors, or (ii) by any shareholder entitled to vote who has delivered written notice to the Secretary of the Company 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Accordingly, shareholders who intend to present a proposal at the Company’s 2006 Annual Meeting of Shareholders without inclusion of such proposal in the Company’s proxy materials are required to provide proper notice of such proposal to the Company no later than February 11, 2006. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by shareholders, whether or not included in the Company’s proxy materials, should be sent to BSQUARE CORPORATION, 110 110th Avenue NE, Suite 200, Bellevue, Washington 98004, Attention: Secretary.

The Board of Directors has adopted additional requirements specifically with respect to shareholder nominations for the election of directors. See “Corporate Governance—Director Nomination Process.”

Security Ownership of Principal Shareholders, Directors and Management

The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of December 31, 2004 as to:

•  each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock;

•  each director and each nominee for director of the Company;

•  each of the named executive officers shown in the summary compensation table in “Information Regarding Executive Officer Compensation” below; and

•  all directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. For purposes of calculating the number of shares beneficially owned by a shareholder and the percentage ownership of that shareholder, shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of December 31, 2004, by that shareholder, are deemed outstanding. These options are listed below under the heading “Number of Shares Underlying Options” and are not treated as outstanding for the purpose of computing the percentage ownership of common stock outstanding of any other person. This table is based on information supplied by officers, directors, principal shareholders and filings made with the SEC. Percentage ownership is based on 38,132,479 shares of Common Stock outstanding as of December 31, 2004.

Unless otherwise noted below, the address for each shareholder listed below is: c/o BSQUARE Corporation, 110 110th Avenue NE, Suite 200, Bellevue, Washington 98004. Unless otherwise noted, each of the shareholders listed below has sole investment and voting power with respect to the Common Stock indicated, except to the extent shared by spouses under applicable law.

Name and Address of Beneficial Owner	Number of Shares	Number of Shares Underlying Options	Percent of Common Stock Outstanding
Entities affiliated with TA Associates, Inc.(1)	5,019,224	—	13.2%
125 High Street High Street Tower Suite 2500 Boston, MA 02110
WM Advisors, Inc.(2)	4,162,500	—	10.9
1201 Third Avenue 22nd Floor Seattle, WA 98101-3000
Wells Fargo & Company(3)	2,050,175	—	5.4
420 Montgomery Street San Francisco, CA 94104
First BanCorp(4)	1,976,500	—	5.2
1519 Ponce de Leon Ave. Santurce, Puerto Rico 00908
Scot E. Land(5)	1,433,333	208,424	4.3
Donald B. Bibeault	200,000	196,875	1.0
Elliott H. Jurgensen, Jr.	—	123,444	*
Elwood D. Howse, Jr.	—	123,444	*
William D. Savoy(6)	—	42,189	*
Kendra A. VanderMeulen(7)	—	—	—
Brian T. Crowley	10,000	378,438	1.0
Carey E. Butler	—	40,625	*
Scott C. Mahan	—	53,125	*
Tracy A. Rees(8)	51,000	219,250	*
Brian M. Deutsch(9)	—	—	—
Andre F.A. Fournier(10)	—	—	—
All executive officers and directors as a group (12 persons)	1,694,333	1,385,814	7.8%

*                    Less than 1%.

(1)          Based on information reported on Schedule 13F filed by TA Associates, Inc. Includes 3,424 shares held by TA Associates, Inc., 3,722,076 shares held by TA/Advent VIII L.P., 1,073,990 shares held by Advent Atlantic & Pacific III, L.P., 114,497 shares held by TA Investors L.L.C. and 105,237 shares held by TA Executives Fund L.L.C., all of which are funds managed by TA Associates.

(2)          Based on information reported on Schedule 13G filed by WM Advisors, Inc.

(3)          Based on information reported on Schedule 13G filed on behalf of Wells Fargo & Company and Wells Capital Management Incorporated.

(4)          Based on information reported on Schedule 13G by First BanCorp on December 19, 2003.

(5)          Includes 1,372,222 shares held by Encompass Group US Information Technology Partners 1 L.P., a fund managed by Encompass Ventures. Mr. Land is a managing director of Encompass Ventures. Mr. Land directly or indirectly shares voting and investment power with respect to such shares but disclaims beneficial ownership thereof.

(6)          Mr. Savoy became a director in May 2004.

(7)          Ms. VanderMeulen became a director in March 2005.

(8)          Mr. Rees resigned from the Company in March 2005.

(9)          Mr. Deutsch resigned from the Company in July 2004.

(10)   Mr. Fournier resigned from the Company in September 2004.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company currently has seven directors. The Company’s Board of Directors is divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified unless the director is removed, resigns or, by reason of death or other cause, is unable to serve in the capacity of director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Set forth below is certain information furnished to the Company by the director nominees and by each of the incumbent directors whose terms will continue following the Annual Meeting. There are no family relationships among the Company’s directors and officers.

Nominees For Directors

Two Class II directors are to be elected at the Annual Meeting for three-year terms ending in 2008. The Board of Directors has nominated Donald B. Bibeault and Brian T. Crowley for election as Class II directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Bibeault and Crowley. The proxies cannot be voted for more than two nominees. Messrs. Bibeault and Crowley are current directors of the Company, and each has indicated that he will serve if elected. The Company does not anticipate that either Mr. Bibeault or Mr. Crowley will be unable or unwilling to stand for election, but, if that occurs, all proxies received will be voted by the proxy holders for another person or persons nominated by the Board of Directors.

Vote Required for Election of Directors

If a quorum is present and voting, the two nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, will be elected to the Board of Directors.

Nominees for Class II Directors

The name of each nominee and certain information about him as of the Record Date are set forth below:

Name of Nominee	Age	Positions with the Company	Director Since
Donald B. Bibeault	63	Chairman of the Board	2003
Brian T. Crowley	44	President, Chief Executive Officer and Director	2003

Donald B. Bibeault has been our Chairman of the Board since July 2003. His current term of office as a director expires at this year’s Annual Meeting of Shareholders. Mr. Bibeault is currently President of Bibeault & Associates, Inc. a turnaround-consulting firm, a position he has held since 1975. During that period, Mr. Bibeault has served as chairman, chief executive officer, or chief operating officer of numerous corporations, including Pacific States Steel, PLM International, Best Pipe and Steel, Inc., Ironstone Group, Inc., American National Petroleum, Inc., Tyler-Dawson Supply and Iron Oak Supply Corporation. He has also served as special turnaround advisor to the chief executive officers of Silicon Graphics Inc., Varity Corporation, Bank of America and Yipes Networks. He has been a member of the Board of Overseers of Columbia Business School, a trustee of Golden Gate University, a member of the University of Rhode Island Business Advisory Board, and a member of the Board of Visitors of Golden Gate University Law School. Mr. Bibeault received a B.S. in electrical engineering from the University of Rhode Island, a M.B.A. from Columbia University and a PhD from Golden Gate University. He is also a recipient of a Doctor of Laws degree (honoris causa) from Golden Gate University Law School.

Brian T. Crowley has been our President and Chief Executive Officer since July 2003. His current term of office as a director expires at this year’s Annual Meeting of Shareholders. From April 2002 to July 2003, Mr. Crowley served as our Vice President, Product Development. From December 1999 to November 2001, Mr. Crowley held various positions at DataChannel, a market leader in enterprise portals, including Vice President of Engineering and Vice President of Marketing. From April 1999 to December 1999, Mr. Crowley was Vice President, Operations of Consortio, a software company. From December 1997 to April 1999, Mr. Crowley was Director of Development at Sequel Technology, a network solutions provider. From 1986 to December 1997, Mr. Crowley held various positions at Applied Microsystems Corporation, including Vice President and General Manager of the Motorola products and quality assurance divisions. Mr. Crowley also serves as a director of the WSA (formerly Washington Software Association). Mr. Crowley holds a B.S. in Electrical Engineering from Arizona State University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF MESSRS. BIBEAULT AND CROWLEY TO THE BOARD OF DIRECTORS.

Directors Continuing in Office

Class III Directors—Terms expire at the 2006 Annual Meeting of Shareholders

Elwood D. Howse, Jr., age 65, has been a director of BSQUARE since November 2002. His term of office as a director expires at the 2006 Annual Meeting of Shareholders. Mr. Howse was formerly President of Cable & Howse Ventures, a Northwest venture capital management firm formed in 1977. Mr. Howse also participated in the founding of Cable, Howse and Ragen, an investment banking and stock brokerage firm, today owned by Wells Fargo and known as Ragen, MacKenzie. Mr. Howse has served as a corporate director and advisor to various public, private and non-profit enterprises. He served on the board of the National Venture Capital Association and is past President of the Stanford Business School Alumni Association. He currently serves on the boards of directors of Advanced H2O, Inc., MicroPlanet Ltd., NCMX Inc., OrthoLogic Corporation, The PowerTech Group, Inc., The Montecito Group and not-for profits Junior Achievement Worldwide and Junior Achievement of Washington. Mr. Howse received both a B.S. in engineering and a M.B.A. from Stanford University and served in the U.S. Navy submarine force.

William D. Savoy, age 40, has been a director of BSQUARE since May 2004. His term of office as a director expires at the 2006 Annual Meeting of Shareholders. Mr. Savoy has served as a consultant for Vulcan Inc., an investment entity that manages the personal financial activities of Paul Allen, since September 2003. Vulcan Inc. resulted from the consolidation in 2000 of Vulcan Ventures Inc., a venture capital fund, and Vulcan Northwest, an investment entity that manages Paul Allen’s personal financial activities. Mr. Savoy served in various capacities at Vulcan Inc. and its predecessors from 1988 to September 2003, most recently as the president of the portfolio and asset management division, managing Vulcan’s commercial real estate, hedge fund, treasury and other financial activities, and as the president of both Vulcan Northwest and Vulcan Ventures. Mr. Savoy served as the president and chief executive officer of Layered, Inc., a software company, from June 1989 until its sale in June 1990 and as its chief financial officer from August 1988 to June 1989. He also serves as a director of Charter Communications, Inc. and Drugstore.com, Inc. and previously served on the advisory board of DreamWorks SKG and as a director of RCN Corporation. Mr. Savoy received a B.S. in computer science, accounting and finance from Atlantic Union College.

Class I Directors—Terms expire at the 2007 Annual Meeting of Shareholders

Elliott H. Jurgensen, Jr., age 60, has been a director of BSQUARE since January 2003. His term of office as a director expires at the 2007 Annual Meeting of Shareholders. Mr. Jurgensen retired from KPMG LLP in 2003 after 32 years, including 23 years as a partner. During his career he has held a number of leadership roles, including Managing Partner of the Bellevue, Washington office from 1982 to 1991 and Managing Partner of the Seattle, Washington office from 1993 to 2002. His industry experience includes software, e-commerce, life sciences, hospitality, long-term care and manufacturing. He is also a director of McCormick & Schmick’s Seafood Restaurants, Inc., Toolbuilders Laboratories, Inc., a developer of innovative software security and development tools for government and commercial enterprises, and the WSA, a state-wide technology trade association. Mr. Jurgensen has a B.S. in accounting from San Jose State University and is a Certified Public Accountant.

Scot E. Land, age 50, has been a director of BSQUARE since February 1998. His term of office as a director expires at the 2007 Annual Meeting of Shareholders. Mr. Land was elected to our board of directors in connection with the purchase of shares of our preferred stock by affiliates of Encompass Group, a venture capital firm, prior to our initial public offering. Mr. Land is currently a managing director of Encompass Ventures, a position he has held since September 1997. Prior to joining Encompass, Mr. Land was a Senior Technology Analyst and Strategic Planning Consultant with Microsoft Corporation from June 1995 to September 1997, and a technology research analyst and investment banker for First Marathon Securities, a Canadian investment bank, from September 1993 to April 1995. From October 1988 to February 1993, Mr. Land was the President and Chief Executive Officer of InVision Technologies, (now a wholly owned subsidiary of General Electric) founded by Mr. Land in October 1988, that designs and manufacturers high-speed computer-aided topography systems for automatic explosives detection for aviation security. Prior to founding InVision Technologies, Mr. Land served as a principal in the international consulting practice of Ernst & Young LLP, a public accounting firm, from April 1984 to October 1988. Mr. Land serves as a director of Radiant Communications Corp. and several privately held companies.

Kendra A. VanderMeulen, age 53, has been a director of BSQUARE since March 2005. Her term of office as a director expires at the 2007 Annual Meeting of Shareholders. From May 2003 to October 2004, Ms. VanderMeulen served as executive vice president, Mobile at InfoSpace, Inc., and is an active board member or advisor to a variety of companies in the wireless Internet arena, including NetMotion Wireless, Kineto Wireless, and Sonim Technologies. From August 2001 to May 2003, Ms. VanderMeulen served as a consultant to a variety of wireless Internet companies. From 1994 to August 2001, Ms. VanderMeulen led the wireless data division of AT&T Wireless (formerly McCaw Cellular Communications, now Cingular). Prior to that, Ms. VanderMeulen served as chief operating officer and president of the Communications Systems Group of Cincinnati Bell Information Systems (now Convergys). She also held a variety of business and technical management positions at AT&T in the fields of software development, voice processing, and signaling systems. Ms. VanderMeulen received a B.S. degree in mathematics from Marietta College and a M.S. degree in computer science from Ohio State University. She was the recipient of the 1999 Catherine B. Cleary award as the outstanding woman leader of AT&T.

PROPOSAL TWO

APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED STOCK OPTION PLAN

General

The Company currently has an amended and restated stock option plan pursuant to which options to purchase Common Stock are granted to the Company’s directors, officers, employees and consultants. The amended and restated stock option plan is administered by the Compensation Committee of the Company’s Board of Directors. The Company believes that its amended and restated stock option plan is an important factor in attracting and retaining skilled personnel and an important part of its overall compensation strategy.

As of the Record Date, 2,842,033 shares of Common Stock had been issued upon exercise of stock options, options to purchase an aggregate of 6,053,368 shares of Common Stock were outstanding at a weighted average exercise price of $1.45 per share (2,980,480 of which are held by current directors and officers), and 2,256,650 shares remained available for future issuance under the amended and restated stock option plan. Currently, the Board of Directors does not anticipate the need to increase the number of shares reserved for issuance under the Company’s amended and restated stock option plan during 2005.

Proposal

Under the current amended and restated stock option plan, the only forms of equity awards grantable under the plan are incentive stock options (as defined in Section 422 of the Internal Revenue Code) and non-qualified stock options (meaning an option other than an incentive stock option). The Company is seeking approval by the shareholders to amend the amended and restated stock option plan to allow for awards of stock appreciation rights and restricted and unrestricted stock under the purview of the plan. A copy of the second amended and restated stock option plan (with the proposed amendments) is attached to this Proxy as Appendix A. The Company believes that the addition of these types of awards under the purview of the plan will provide it the flexibility it requires to address an ever changing and increasingly complex and competitive human resource marketplace, as well as respond appropriately to the Company’s required adoption of Statement of Financial Account Standards No. 123R (Share-Based Payments) (“FAS 123R”), effective July 1, 2005, whereby the Company will be required to change the manner in which it has been accounting for options granted to employees, officers and directors of the Company. After the adoption of FAS 123R, the Company must recognize an expense against current operations equal to the amortized value of options granted, using a binomial valuation methodology specified in FAS 123R. Currently, the Company follows the guidance of Accounting Principles Board (APB) Opinion No. 25 (Accounting for Stock Issued to Employees), which generally does not require a charge against current operations for options granted at fair market value to employees, officers and directors. The Company believes that it is in the best interest of the Company, its employees and shareholders to have the flexibility, in the form of these additional awards, if necessary, to seek the right balance between incentive compensation and equity expense. The total number of shares of the Company’s Common Stock reserved for issuance pursuant to outstanding stock options or pursuant to awards of stock options, stock appreciation rights, or restricted or unrestricted stock to be granted under the amended and restated stock option plan will not be affected by this proposed amendment, and the Board of Directors has not determined how these awards will be allocated in the future.

Vote Required for Approval of Amendments to Amended and Restated Stock Option Plan

If a quorum is present and voting, this proposal will be approved if the votes cast in favor of the proposal exceed votes cast against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ABOVE DESCRIBED AMENDMENTS TO THE AMENDED AND RESTATED STOCK OPTION PLAN.

Summary of Amended and Restated Stock Option Plan

The essential features of the current amended and restated stock option plan are outlined below.

Purpose.   The purpose of the amended and restated stock option plan is to provide a means whereby eligible employees, officers, directors, consultants and independent contractors of the Company can acquire the Company’s Common Stock.

Administration.   The amended and restated stock option plan may be administered by the Board of Directors or a committee of the Board of Directors or an individual designated by the Board (the “Plan Administrator”). Subject to the other provisions of the amended and restated stock option plan and ratification by the Board, the Plan Administrator has the power to determine the terms and conditions of any options granted, including but not limited to the exercise price, the number of shares subject to the option and the exercisability thereof. The Company’s Chief Executive Officer has been delegated authority with respect to option grants to certain specified employee classifications, and the Compensation Committee of the Board serves as the Plan Administrator with respect to all other option grants, including those to executives subject to 162(m) limitations.

Eligibility, Terms of Options and Limitations.   The amended and restated stock option plan provides that non-qualified stock options may be granted only to employees, officers, directors, independent contractors and consultants of the Company. Incentive stock options may be granted only to employees. With respect to any optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company (a “10% Shareholder”), the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all other incentive stock options under the amended and restated stock option plan may not exceed ten years. The Plan Administrator selects the optionees and determines the number of shares to be subject to each option, except that no optionee shall be eligible to receive in any fiscal year options to purchase more than 500,000 shares of the Company’s Common Stock (subject to adjustment as set forth in the amended and restated stock option plan in the event of a stock split, stock dividend or similar event). In making such determination, the duties and responsibilities of the optionee, the value of his or her services, his or her present and potential contribution to the success of the Company, the anticipated number of years of future service and other relevant factors are taken into account.

Conditions of Options.   Each option granted under the amended and restated stock option plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following conditions:

(a)    Exercise Price.   The Plan Administrator determines the exercise price of options to purchase shares of Common Stock. However, the exercise price of an incentive stock option must not be less than 100% (110%, if issued to a 10% Shareholder) of the fair market value of the Common Stock on the date the option is granted. The exercise price of a non-qualified stock option shall be determined by the Plan Administrator; provided, however, that the exercise price of any non-qualified options granted to executives subject to Section 162(m) limitations will not be less than the fair market value of the stock on the date of grant. For so long as the Company’s Common Stock is traded on the

Nasdaq National Market, the fair market value of a share of Common Stock shall be the closing sale price for such stock as quoted on the Nasdaq National Market for the day of determination.

(b)   Value Limitation.   The aggregate fair market value of all shares of Common Stock subject to an optionee’s incentive stock option which are exercisable for the first time during any calendar year shall not exceed $100,000. In the event the optionee holds two or more such options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such options are granted.

(c)    Form of Consideration.   The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be cash or other consideration as determined by the Plan Administrator.

(d)   Exercise of the Option.   Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. The terms of such vesting are determined by the Plan Administrator. Options granted under the amended and restated stock option plan generally have a ten-year term (five years, if issued to a 10% Shareholder) and to date generally become exercisable annually over a four-year period, subject to the optionee’s continuation as an employee or other service provider. An option is exercised by giving written notice of exercise to the Company and by tendering full payment of the purchase price to the Company.

(e)    Termination of Employment.   The Plan Administrator shall establish and set forth in each instrument that evidence an option whether the option will continue to be exercisable, and the terms and conditions of such exercise, if an optionee ceases to be employed by, or to provide services to, the Company or an affiliate of the Company, which provisions may be waived or modified by the Plan Administrator at any time.

(f)    Assignability.   Each option granted pursuant to the amended and restated stock option plan shall, during the optionee’s lifetime, be exercisable only by him or her, and the option is generally not transferable by the optionee.

(g)    Termination of Options.   Excluding incentive stock options issued to 10% Shareholders, options granted under the amended and restated stock option plan expire on the date set forth in the option agreement (not to exceed ten years from the date of grant in the case of incentive stock options). Incentive stock options granted to 10% Shareholders expire five years from the date of grant (or such shorter period set forth in the option agreement). No option may be exercised by any person after the expiration of its term.

Adjustment Upon Changes in Capitalization.   If there is any change in the stock subject to the amended and restated stock option plan or an option agreement through merger, consolidation, reorganization, reincorporation, stock split, stock dividend or other change in the capital structure of the Company, appropriate adjustments shall be made by the Plan Administrator in order to preserve, but not to increase, the benefits to the optionee, including adjustments to the aggregate number, kind and price per share of shares subject to the amended and restated stock option plan or an option agreement.

Change of Control.   In the event a third party acquires the Company through the purchase of all or substantially all of the Company’s assets or outstanding capital stock, a merger or other business combination or acquires at least 30% of the Company’s outstanding capital stock through a tender offer or other exchange offer, if so provided in individual stock option agreements, the unexercised portion of outstanding options will vest and become immediately exercisable.

Amendment and Termination of the Amended and Restated Stock Option Plan.   The Board of Directors may at any time amend or terminate the amended and restated stock option plan as it deems advisable; provided that such amendment or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the amended and restated stock option plan or an amendment to the amended and restated stock option plan be approved by the Company’s shareholders. No option may be granted nor any stock issued under the amended and restated stock option plan after the termination of the amended and restated stock option plan, and no amendment or termination of the amended and restated stock option plan shall, without the affected individual’s consent, alter or impair any rights or obligations under any option previously granted under the amended and restated stock option plan. The amended and restated stock option plan shall terminate in May 2007 unless previously terminated by the Board.

Federal Tax Information

Options granted under the amended and restated stock option plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code, or non-qualified options.

An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

All of the options which do not qualify as incentive stock options are referred to as non-qualified options. An optionee will not recognize any taxable income at the time he or she is granted a non-qualified option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee. Upon disposition of such shares by the optionee, any difference between the sales price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE AMENDED AND RESTATED STOCK OPTION PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE OPTIONEE’S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE OPTIONEE MAY RESIDE.

PROPOSAL THREE

AMENDMENT OF BOARD OF DIRECTORS COMPENSATION PROGRAM

General

The Company has previously established a compensation program to attract and retain qualified non-employee directors to serve on the Company’s Board of Directors.

Currently, if the non-employee director meets certain attendance requirements, the Company will pay annual cash fees of $16,000 to directors who do not serve on any Board committees, $20,000 to directors who serve on any Board committees other than the Audit Committee, and $24,000 to directors who serve on the Audit Committee. All amounts are payable quarterly. In addition, all directors are reimbursed for reasonable expenses incurred in attending Board of Directors and committee meetings. As compensation for his services as Chairman of the Board, Mr. Bibeault receives an additional $9,000 in annual cash fees, payable monthly.

Each newly elected non-employee director also currently receives, as of the date of his or her election, an option under the Company’s amended and restated stock option plan to purchase 100,000 shares of the Company’s Common Stock at an exercise price equal to the closing price of the Company’s Common Stock on the date of the grant. These options vest quarterly over a two-year period. Mr. Bibeault received 200,000 options upon his appointment as Chairman of the Board. Mr. Bibeault was the first non-employee Chairman of the Board in the Company’s history. Non-employee directors also currently receive quarterly refresher option grants. Currently, options to purchase 12,500 shares of the Company’s Common Stock are to be granted each fiscal quarter to all non-employee directors, other than the Chairman of the Board, and 25,000 shares to Mr. Bibeault as the Chairman of the Board, at an exercise price equal to the closing price of the Company’s Common Stock on the date of grant. These options vest quarterly over a two-year period.

Mr. Crowley, the Company’s President and Chief Executive Officer, as the only current employee director, is not entitled to the compensation described above other than reasonable expense reimbursement.

Proposal

The Company seeks shareholder approval to modify the program under which it attracts and retains directors. Specifically, the following table outlines where changes are being recommended from the current Board of Directors compensation program described above:

	Current	Proposed
Cash Compensation:
Annual general retainer for serving on the Board of Directors	$16,000	$20,000
Incremental annual retainer for the Chairman of the Board of Directors	$9,000	$10,000
Incremental annual retainer for directors also serving on the Audit Committee	$8,000	$10,000
Incremental annual retainer for directors also serving on any other Committees	$4,000	$5,000
In-person attendance fees	No additional	No change
Incremental fees for telephonic and other meetings beyond the typical quarterly meetings	No additional	No change

	(in shares)	(in shares)
Stock Option Compensation:
Independent director:
Initial grant	100,000	No change
Quarterly refresher grant	12,500	25,000
Chairman of the Board of Directors:
Initial grant	200,000	No change
Quarterly refresher grant	25,000	50,000

In total, the annualized incremental cash cost to the Company of the cash compensation to be provided to directors under this proposal would be approximately $40,000. The annualized grant-date fair value of the incremental options to be provided to directors under this proposal would be approximately $220,000 per year (based on the per share grant date fair value for options granted during 2004, as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004).

With the exception of the addition of refresher option grants for the Board of Directors commencing in the fourth quarter of 2003, there has been no substantive change in the compensation program for the Company’s Board of Directors in a number of years. The Company believes an increase in both the cash and stock option components of the Board of Directors compensation program is in the best interests of the Company and its shareholders for the reasons discussed below.

When the Company’s original Board of Directors compensation program was created, it assumed that the Board of Directors would be required to participate in approximately six meetings per year, four of which would generally be in-person. In fact, the number of actual meetings has been much higher. In 2004, there were a total of ten formal meetings and a number of less formal discussions. This has required more significant involvement by the Board of Directors than contemplated in the original compensation program. Further, the Company does not anticipate that this increased commitment will decrease in the foreseeable future as management continues to work closely with the Board of Directors regarding the Company’s growth strategy. Therefore, the Company believes that an increase in compensation is warranted based on the additional commitment required from the directors beyond that originally anticipated.

In addition, the marketplace for quality directors is becoming increasingly competitive, and the Company believes that it is important to maintain competitive director incentive and retention practices, not only to keep the Company’s current directors appropriately engaged and incented, but also to attract top quality candidates to open director positions. Consequently, the Company engaged the services of a consultant to benchmark the Company’s Board compensation practices against those of other similar sized public companies as well as larger public companies engaged in the embedded software business. The consultant benchmarked the Company’s director compensation practices against a group of seven other public companies. The study determined that the Company’s director cash compensation practices were generally slightly below market primarily because other companies were providing directors “per meeting” fees. The study found an even greater discrepancy between the stock option grant practices under the Company’s current director compensation program and those of the benchmark companies. Based on this data, and the Company’s desire to maintain a competitive director compensation program, the Company is proposing a slight increase in overall cash compensation for directors and a more substantial increase in the stock option compensation component. The Company believes that it is important to align the financial incentives of the Board of Directors with those of the Company’s shareholders and management.

It should be noted that there is no legal requirement that this proposal be put to a vote by shareholders. However, in light of the fact that all but one of the current members of the Company’s Board of Directors would be eligible to receive additional compensation under the proposed program, the Board deemed it to be in the Company’s and shareholders’ best interest to do so. In the event that the shareholders do not approve this proposal, the Company will continue using its existing Board of Directors compensation program as described above. The Board retains the right to further amend the Board of Directors compensation program in the future.

Vote Required for Approval of Amendment of Board of Directors Compensation Program

If a quorum is present and voting, this proposal will be approved if the votes cast in favor of the proposal exceed votes cast against the proposal.

MANAGEMENT UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ABOVE DESCRIBED AMENDMENT TO THE BOARD OF DIRECTORS COMPENSATION PROGRAM.

CORPORATE GOVERNANCE

Board Independence

The Board of Directors has determined that, after consideration of all relevant factors, Messrs. Howse, Jurgensen, Land, Savoy and Ms. VanderMeulen, constituting a majority of the Company’s Board of Directors, qualify as “independent” directors as defined under applicable rules of The Nasdaq Stock Market, Inc. (“Nasdaq”) and that such directors do not have any relationship with the Company that would interfere with the exercise of their independent business judgment.

Standing Committees and Attendance

The Board of Directors of the Company held a total of ten meetings during 2004. The Board of Directors has an Audit Committee, a Compensation Committee, a Strategic Growth Committee and an IPO Litigation Committee. The Board of Directors currently has no nominating committee or committee performing similar functions.

The Audit Committee currently consists of Messrs. Howse (Committee Chairman), Jurgensen and Land. The Board of Directors has determined that, after consideration of all relevant factors, Messrs. Howse, Jurgensen and Land qualify as “independent” directors under applicable rules of Nasdaq and the SEC. Each member of the Audit Committee is able to read and understand fundamental financial statements, including the Company’s balance sheets, statements of operations and statements of cash flow. Further, no member of the Audit Committee has participated in the preparation of the financial statements of the Company, or any current subsidiary of the Company, at any time during the past three years. The Board of Directors has designated Mr. Jurgensen as the “Audit Committee financial expert” as defined under applicable SEC rules and has determined that Mr. Jurgensen possesses the requisite “financial sophistication” under applicable Nasdaq rules. The Audit Committee is responsible for overseeing the Company’s independent auditors, including their selection, retention and compensation, reviewing and approving the scope of audit and other services by the Company’s independent auditors, reviewing the accounting principles, policies, judgments and assumptions and auditing practices and procedures to be used for the Company’s financial statements and reviewing the results of the Company’s audits. The Audit Committee is also responsible for reviewing the adequacy and effectiveness of the Company’s internal controls and procedures, including risk management, establishing procedures regarding complaints concerning accounting or auditing matters, reviewing and approving related-party transactions, and reviewing compliance with the Company’s Code of Business Conduct and Ethics. The Audit Committee held four regular meetings and two special meetings during 2004.

The Compensation Committee currently consists of Messrs. Land (Committee Chairman) and Jurgensen. The Board of Directors has determined that, after consideration of all relevant factors, Messrs. Land and Jurgensen qualify as “independent” and “non-employee” directors under applicable Nasdaq and SEC rules, respectively, and qualify as “outside directors” pursuant to the Internal Revenue Code and the regulations promulgated thereunder. The Compensation Committee approves the general compensation policies of the Company as well as the compensation plans and specific compensation levels for its executive officers. The Compensation Committee held two meetings during 2004.

The Strategic Growth Committee was formed in September 2004 and currently consists of Messrs. Savoy (Committee Chairman) and Land and Ms. VanderMeulen. The Strategic Growth Committee was formed to assist management with the formulation of strategic growth strategies. There were no formal meetings of the Strategic Growth Committee in 2004.

The Strategic Planning Committee was disbanded in September 2004. The Committee consisted of Messrs. Bibeault, Howse, Jurgensen and Land and was charged with broad responsibility for evaluating and reviewing all issues concerning the most advantageous way to finance the expenses associated with the Company’s now discontinued hardware division while maximizing value for the Company and its shareholders.

The IPO Litigation Committee currently consists of Messrs. Jurgensen and Howse. As previously disclosed in the Company’s filings with the SEC, the Company, and certain of its current and former officers and directors, were named as defendants in a consolidated class action lawsuit alleging violations of the federal securities laws in connection with the Company’s initial public offering. In May 2003, the Board of Directors established a special IPO Litigation Committee consisting of Messrs. Jurgensen and Howse, neither of whom was a defendant in the class action litigation. The IPO Litigation Committee has the sole authority to review any proposed agreement to settle the class action litigation on behalf of the Company and to decide whether or not the Company should enter into or reject any proposed settlement.

Mr. Larson attended only 50% of the aggregate number of the meetings of the Board of Directors and committees thereof before his resignation in November 2004. No other director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, if any, upon which such director served during the period for which he has been a director or committee member.

Director Nomination Process

Given the relatively small size of the Company’s Board of Directors, the Board has determined that nomination responsibilities should be handled by the entire Board of Directors rather than a separate nominating committee and therefore has not adopted a nominating committee charter. The Company’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In making its determinations, the Board considers such factors as it deems appropriate to develop a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include judgment, knowledge, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, including experience in software products and services, business, finance, administration or public service, the complementarity of a candidate’s experience with the needs of the Company and experience of other Board members, familiarity with national and international business matters, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members and the extent to which a candidate would be a desirable addition to the Board and any committees of the Board. In addition, directors are expected to be able to exercise their best business judgment when acting on behalf of the Company and its shareholders, act ethically at all times and adhere to the applicable provisions of the Company’s Code of Business Conduct and Ethics. Other than consideration of the foregoing, there are no stated minimum criteria, qualities or skills for director nominees, although the Board may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Board does, however, believe it is preferable that more than one member of the Board meet the criteria for an “audit committee financial expert” as defined by applicable SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under applicable Nasdaq rules.

The Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for renomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. The Board will also take into account an incumbent director’s performance as a Board member. If any member of the Board does not wish to continue in service, if the Board decides not to renominate a member for reelection, or if the Board decides to recommend that the size of the Board be increased, the Board shall identify the desired skills and experience of a new nominee in light of the criteria described above. Current members of the Board and management are polled for suggestions as to individuals meeting the Board’s criteria. Research may also be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify, evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if appropriate.

It is the policy of the Board of Directors of the Company to consider suggestions for persons to be nominated for director that are submitted by shareholders. The Board will evaluate shareholder suggestions for director nominees in the same manner as it evaluates suggestions for director nominees made by management, then-current directors or other sources. Shareholders suggesting persons as director nominees should send information about a proposed nominee to the Corporate Secretary at the Company’s address at least 120 days prior to the anniversary of the mailing date of the prior year’s proxy statement. This information should be in writing and should include a signed statement by the proposed nominee that he or she is willing to serve as a director of the Company, a description of the nominee’s relationship to the shareholder and any information that the shareholder feels will fully inform the Board about the proposed nominee and his or her qualifications. The Board may request further information from the proposed nominee and the nominating shareholder (including proof of ownership and holding period) and may also seek the consent of both the nominee and the nominating shareholder to be identified in the Company’s proxy statement. The Company has not received any recommendations from shareholders for director candidates for the Annual Meeting.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Company’s Board of Directors or Compensation Committee and any member of the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past.

Compensation of Directors

As described in Proposal No. 3 above, the Company has established a compensation plan to attract and retain qualified non-employee directors to serve on the Company’s Board of Directors and has proposed an amendment thereto.

The following table sets forth certain information concerning compensation of non-employee directors in 2004:

Name	Aggregate Director Compensation	All Other Compensation
Donald B. Bibeault(1)	$25,066	$158,270
Chairman
Elwood D. Howse, Jr.	24,000	—
Elliott H. Jurgensen, Jr.	24,000	—
Scot E. Land	24,000	—
William L. Larson(2)	20,000	—
William D. Savoy(3)	10,000	—

(1)          Mr. Bibeault provides the Company with onsite consulting services. Mr. Bibeault received $158,270 under this consulting agreement in 2004.

(2)          Mr. Larson resigned as a director in November 2004.

(3)          Mr. Savoy became a director in May 2004.

The following table sets forth option grants to non-employee directors in 2004:

Name	Grant Date	Number of Shares Underlying Options	Exercise Price
Donald B. Bibeault	2/2/2004	25,000	$1.56
Chairman	5/3/2004	25,000	1.15
	8/2/2004	25,000	0.45
	11/1/2004	25,000	0.67
Elwood D. Howse, Jr.	2/2/2004	12,500	1.56
	5/3/2004	12,500	1.15
	8/2/2004	12,500	0.45
	11/1/2004	12,500	0.67
Elliott H. Jurgensen, Jr.	2/2/2004	12,500	1.56
	5/3/2004	12,500	1.15
	8/2/2004	12,500	0.45
	11/1/2004	12,500	0.67
Scot E. Land	2/2/2004	12,500	1.56
	5/3/2004	12,500	1.15
	8/2/2004	12,500	0.45
	11/1/2004	12,500	0.67
William L. Larson(1)	2/2/2004	12,500	1.56
	5/3/2004	12,500	1.15
	8/2/2004	12,500	0.45
William D. Savoy(2)	5/18/2004	100,000	0.92
	8/2/2004	12,500	0.45
	11/1/2004	12,500	0.67

(1)          Mr. Larson resigned as a director in November 2004.

(2)          Mr. Savoy became a director in May 2004.

Compensation Committee Report on Executive Compensation

The following is the Report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the Company’s executive officers with respect to the compensation programs in effect, and the compensation paid to such executive officers, for the year ended December 31, 2004. The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the SEC and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into such filing.

During 2004, the Compensation Committee of the Board of Directors was comprised of three non-employee and “independent” directors (under applicable SEC and Nasdaq rules and regulations): Messrs. Land, Jurgensen and Larson (until Mr. Larson’s resignation in November 2004). The Board of Directors has not, and may not, select a replacement for Mr. Larson. The Committee evaluates the general compensation policies of the Company and approves the compensation plans and specific compensation levels for executive officers, taking into account all components of such compensation. The Committee seeks to provide compensation that enables the Company to attract and retain employees who contribute to the success of the Company and maximize shareholder value. Compensation for executive officers is determined according to the criteria described below. The Committee also reviews and approves any severance and termination agreements involving executive officers. The Committee is governed by a written charter approved by the Board of Directors which is reviewed annually by the Committee. The Committee determined that no amendments were necessary to the charter during 2004. In accordance with its charter, the Committee may engage outside advisors, such as compensation consultants. The Committee holds regular meetings and evaluates and approves executive compensation each year.

Compensation

The Compensation Committee establishes the salaries and incentive compensation programs of the executive officers by considering (i) the compensation of executive officers in similar positions at comparably-sized peer public technology companies, (ii) the Company’s financial performance, (iii) the particular office held by the executive, (iv) the historical contribution of the executive, and (v) the potential prospective contribution of the executive. Executive compensation generally includes two components: a cash component, which is comprised of base salary and incentive cash bonus, and an equity component which has, historically, consisted of qualified and non-qualified common stock options granted under the Company’s amended and restated stock option plan. In general, the Company’s executive compensation philosophy is to provide compensation consistent with that provided at comparably-sized peer public technology companies.

The Compensation Committee has reviewed the aggregate amounts and cumulative mix of all of the components of the Company’s executive officers’ compensation, including salary, bonus, equity compensation, accumulated realized and unrealized stock option gains, medical and other benefits and the value of any projected payout obligations which may arise from any applicable severance or similar programs. During 2004, the Compensation Committee engaged the services of an outside consultant to benchmark the Company’s executive pay practices against comparably-sized peer public technology companies. The findings of the consultant are discussed below.

Cash Compensation

During the consultant’s review of the Company’s cash compensation (i.e., base salary and incentive cash bonus) practices in 2004, it was determined that the Company’s executive base salary cash compensation practices were generally slightly below market. Additionally, the consultant concluded that the Company’s incentive cash bonus practices were below market given the absence of a formal executive incentive cash bonus program. Consequently, the Compensation Committee recommended, and the full Board of Directors approved, individual incentive cash bonus programs contingent on the successful achievement of both Company-wide and individual performance goals, with any bonus achievement to be approved by the Compensation Committee before payment. Additional information regarding these incentive cash bonus programs is provided below.

Equity-Based Compensation

The Compensation Committee views stock options and other equity-based incentives as an important part of the Company’s long-term, performance-based compensation program. The Committee bases grants of stock options to the executive officers of the Company under the Company’s amended and restated stock option plan upon the Committee’s estimation of each executive’s expected contribution to the long-term growth and profitability of the Company. The amended and restated stock option plan is intended to provide additional incentives to the executive officers consistent with maximizing shareholder value. Options are generally granted under the amended and restated stock option plan at the then-current market price and are generally subject to two- to four-year vesting periods to encourage key employees to remain with the Company. During the consultant’s review of the Company’s executive equity compensation practices in 2004, it was determined that the Company’s equity compensation practices were generally below market. Consequently, the Compensation Committee recommended, and the full Board of Directors approved, grants of additional stock options to four officers as discussed below.

Compensation of the President and Chief Executive Officer

The annual compensation for Brian T. Crowley, the Company’s President and Chief Executive Officer, was approved by the Board of Directors upon recommendation by the Compensation Committee, after considering several factors including the consultant’s recommendations, Mr. Crowley’s then-current compensation, corporate revenue and operating results and goals, the Company’s progress in new product development, and Mr. Crowley’s contributions to the Company’s strategic focus, market position and brand development. No set formula was used for this determination, and no particular function was weighted more or less than any other. As a result of this review, Mr. Crowley received an increase in his annual base salary from $200,000 to $225,000. In addition, an incentive cash bonus program was established for Mr. Crowley equal to 25% of his base salary, the achievement of which is largely based on the attainment of pre-defined corporate performance objectives. The Compensation Committee determined that Mr. Crowley was not entitled to any cash bonus compensation during 2004 under this newly established program in light of the Company’s financial performance. Mr. Crowley also received options to purchase 500,000 shares of common stock that vest quarterly over a four-year period.

Compensation of Other Executive Officers

The Compensation Committee reviewed the compensation packages of other executive officers based largely on the same criteria used for Mr. Crowley. As a result of this review, the Compensation Committee recommended, and the full Board of Directors approved, the following adjustments in executive compensation:

Tracy A. Rees, Executive Vice President, Sales, Marketing & International Operations: Mr. Rees received an increase in his annual base salary from $135,000 to $150,000, which reinstated a 2003 reduction in pay as part of the Company’s restructuring initiatives. Mr. Rees also received options to purchase 300,000 shares of common stock that vest quarterly over a four-year period. No adjustments were made to Mr. Rees’ incentive cash bonus compensation which was largely contingent on attaining certain revenue goals. Mr. Rees resigned his position with the Company in March, 2005, and the majority of these options were not vested as of his resignation date.

Carey E. Butler, Vice President, Professional Engineering Services: Ms. Butler joined the Company in November 2003. Ms. Butler received an increase in her annual base salary from $160,000 to $170,000. An incentive cash bonus program was also established for Ms. Butler equal to 25% of her base salary, the achievement of which is based on the attainment of pre-defined corporate and individual performance objectives. The Compensation Committee determined that Ms. Butler was not entitled to any cash bonus compensation during 2004 under this newly established program in light of the Company’s financial performance. Ms. Butler also received options to purchase 250,000 shares of common stock that vest quarterly over a four-year period. These compensation changes were effective in 2004, except for the base salary increase, which became effective in January 2005.

Scott C. Mahan, Vice President, Finance and Chief Financial Officer: Mr. Mahan joined the Company in January 2004. Mr Mahan received an increase in his annual base salary from $160,000 to $180,000. An incentive cash bonus program was also established for Mr. Mahan equal to 25% of his base salary, the achievement of which is based on the attainment of pre-defined corporate and individual performance objectives. The Compensation Committee determined that Mr. Mahan was not entitled to any cash bonus compensation during 2004 under this newly established program in light of the Company’s financial performance. Mr. Mahan also received options to purchase 250,000 shares of common stock that vest quarterly over a four-year period. These compensation changes were effective in 2004, except for the base salary increase, which became effective in January 2005.

Summary

The Compensation Committee believes that the Company’s compensation policies have historically been and, as modified, will continue to be successful in attracting and retaining qualified employees, in ensuring that the Company’s compensation policies are consistent with those of similarly-sized peer public technology companies, and in linking compensation to corporate performance relative to the Company’s goals. The Company’s compensation policies will continue to evolve over time as the Company moves to attain its near-term goals while maintaining its focus on building long-term shareholder value.

Submitted by the Compensation Committee for the Year Ended December 31, 2004:

Scot E. Land, Chairman
Elliott H. Jurgensen, Jr.

Audit Committee Report

The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, the qualifications of the public accounting firm engaged as the Company’s independent auditor to prepare or issue an audit report on the financial statements of the Company, and the performance of the Company’s independent auditors. During 2004, the Audit Committee was comprised of Messrs. Howse, Jurgensen and Land. All members of the Audit Committee are “independent” as defined under applicable Nasdaq and SEC rules and regulations. Each member of the Audit Committee is able to read and understand fundamental financial statements, including the Company’s balance sheets, statements of operations and statements of cash flows. Further, no member of the Audit Committee has participated in the preparation of the financial statements of the Company, or any current subsidiary of the Company, at any time during the past three years. The Board of Directors has designated Mr. Jurgensen as the “Audit Committee financial expert” as defined under applicable SEC rules and has determined that Mr. Jurgensen possesses the requisite “financial sophistication” under applicable Nasdaq rules.

Management is responsible for the preparation and presentation of the Company’s financial statements in accordance with accounting principles generally accepted in the United States of America. Management is also responsible for the selection, implementation and application of, and compliance with, accounting and financial reporting principles and policies, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditor, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2004 with the Company’s management and has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended (“Communication with Audit Committees”) and SEC Regulation S-X, Rule 2-07. In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Ernst & Young LLP their independence and has concluded that any non-audit services provided by the independent auditors were subject to prior approval, were appropriate and did not compromise independence. The Audit Committee has also reviewed and assessed the adequacy of its written charter The Audit Committee determined that no amendments were necessary to the charter during 2004.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC.

Submitted by the Audit Committee:

Elwood D. Howse, Jr., Chairman
Elliott H. Jurgensen, Jr.
Scot E. Land

Shareholder Communications with the Board of Directors and Board Attendance at Annual Shareholder Meetings

Shareholders of the Company may, at any time, communicate in writing with any member or group of members of the Company’s Board of Directors by sending such written communication to the attention of the Company’s Corporate Secretary by regular mail, email to investorrelations@bsquare.com or facsimile at 425-519-5998. Copies of written communications received by the Corporate Secretary will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business, or communications that relate to improper or irrelevant topics.

The Chairperson of the Board of Directors is expected to make all reasonable effort to attend the Company’s annual shareholder meeting in person. If the Chairperson is unable to attend an annual shareholder meeting for any reason, at least one other member of the Board of Directors is expected to attend in person. Other members of the Board of Directors are expected to attend the Company’s annual shareholder meeting in person if reasonably possible. Messrs. Bibeault, Crowley, Howse, Jurgensen and Land attended the Company’s 2004 annual meeting of shareholders.

ADDITIONAL INFORMATION RELATING TO
DIRECTORS AND OFFICERS OF THE COMPANY

Information Regarding Executive Officer Compensation

The following table sets forth certain information concerning compensation for services rendered to the Company during the years ended December 31, 2004, 2003 and 2002 by (i) the Company’s chief executive officer; (ii) all other executive officers who were serving in such capacities at the end of 2004 and all of whose salary and bonus for 2004 exceeded $100,000; and (iii) two individuals for whom disclosure would have been provided pursuant to (ii) above, but for the fact that the individuals were not serving as executive officers as of December 31, 2004 (collectively, the “named executive officers”):

				Long Term
				Compensation
		Annual		Securities
		Compensation		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options (#s)	Compensation(1)
Brian T. Crowley(2)	2004	$215,385	$—	500,000	$4,385
President and Chief Executive Officer	2003	173,056	55,426	300,000	4,925
	2002	99,615	17,545	175,000	162
Carey E. Butler(3)	2004	166,154	40,000	250,000	3,923
Vice President, Professional	2003	9,231	—	100,000	—
Engineering Services	2002	n/a	n/a	n/a	n/a
Scott C. Mahan(4)	2004	157,539	40,000	400,000	3,323
Vice President, Finance & Operations,	2003	n/a	n/a	n/a	n/a
Chief Financial Officer, Secretary and	2002	n/a	n/a	n/a	n/a
Treasurer
Tracy A. Rees(5)	2004	144,808	84,954	300,000	4,684
Executive Vice President, Sales,	2003	136,675	60,997	290,000	980
Marketing & International Operations	2002	56,077	76,927	17,500	—
Brian M. Deutsch(6)	2004	155,777	209	—	1,621
Vice President, Wireless Services	2003	151,743	53,447	40,000	4,719
	2002	131,884	16,021	75,000	4,417
Andre F.A. Fournier(7)	2004	141,077	—	—	—
Vice President, Engineering	2003	26,923	—	100,000	—
	2002	n/a	n/a	n/a	n/a

(1)          “All Other Compensation” includes matching contributions made by the Company for the benefit of the executive under the Company’s 401(k) plan. Such amounts do not include premiums paid by the Company under group health, life or disability insurance plans that do not discriminate in favor of executive officers and are generally available to all salaried employees.

(2)          Mr. Crowley joined the Company in April 2002 as an executive officer and was appointed as President and Chief Executive Officer in July 2003.

(3)          Ms. Butler joined the Company in November 2003 as an executive officer. Ms. Butler received her bonus compensation in 2004 under the terms of her offer letter, a portion of which was guaranteed. The bonus program specified in her offer letter is no longer in effect.

(4)          Mr. Mahan joined the Company in January 2004 as an executive officer. Mr. Mahan received a sign-on bonus in 2004 upon his hiring.

(5)          Mr. Rees joined the Company in May 2002 and became an executive officer in February 2003. Mr. Rees resigned from the Company in March 2005.

(6)          Mr. Deutsch joined the Company in May 2001 as an executive officer. Mr. Deutsch resigned as Vice President, Wireless Services in July 2004.

(7)          Mr. Fournier joined the Company as Vice President, Engineering in October 2003. Mr. Fournier resigned in September 2004.

Option Grants in 2004

The following table sets forth certain information with respect to stock options granted to each of the Company’s named executive officers during the year ended December 31, 2004. In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option, the period from the grant date to the expiration date, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These rates are mandated by the SEC and do not represent the Company’s estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of the Company’s Common Stock. For the year ended December 31, 2004, the Company granted options to acquire up to an aggregate of 2,769,352 shares of Common Stock to employees, all under the Company’s amended and restated stock option plan and all at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant.

						Potential Realizable
	Individual Grants					Value at Assumed
	Number of		Percent of			Annual Rates of
	Securities		Total Options	Exercise		Stock Price
	Underlying		Granted to	Price		Appreciation for
	Options		Employees in	per	Expiration	Option Term
Name	Granted(1)		2004	Share	Date	5%	10%
Brian T. Crowley	500,000	(2)	18.1%	$0.58	9/21/14	$182,379	$462,185
Carey E. Butler	250,000	(2)	9.0	0.58	9/21/14	91,190	231,093
Scott C. Mahan	150,000	(3)	5.4	1.62	1/7/14	152,633	386,801
	250,000	(2)	9.0	0.58	9/21/14	91,190	231,093
Tracy A. Rees	300,000	(2)	10.8	0.58	9/21/14	109,428	277,311
Brian M. Deutsch	—		—	—	—	—	—
Andre F.A. Fournier	—		—	—	—	—	—

(1)          Options are granted under the Company’s amended and restated stock option plan.

(2)          The options vest in equal quarterly installments over a period of 4 years. Vesting is contingent upon continued service with the Company.

(3)          The options vest in equal annual installments over a period of 4 years. Vesting is contingent upon continued service with the Company.

Aggregate Option Exercises in 2004 and Fiscal Year-End Option Values

With respect to the Company’s named executive officers, the following table sets forth information concerning option exercises in the year ended December 31, 2004, and exercisable and unexercisable options held as of December 31, 2004:

	Number of Shares		Number of Securities		Value of Unexercised
	Acquired on Exercise		Underlying Unexercised		In-the-Money Options at
		Value	Options at December 31, 2004		December 31, 2004
Name	Exercised	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Brian T. Crowley	—	$—	340,469	634,531	$175,536	$484,214
Carey E. Butler	—	—	40,625	309,375	14,219	213,281
Scott C. Mahan	—	—	15,625	384,375	14,219	213,281
Tracy A. Rees	—	—	170,375	437,125	62,726	304,874
Brian M. Deutsch	71,250	42,033	146,563	—	4,088	—
Andre F.A. Fournier	—	—	25,000	—	—	—

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2004, regarding shares outstanding and available for issuance under the Company’s existing equity compensation plans:

			(c)
			Number of Securities
			Remaining Available
	(a)		for Future Issuance
	Number of Securities	(b)	Under
Plan category	to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	6,663,829	$1.57	1,655,089
Equity compensation plans not approved by security holders(2)	—	$—	384,000
Total(3)	6,663,829	$1.57	2,039,089

(1)          Consists of the Company’s amended and restated stock option plan. The number of shares reserved for issuance under the amended and restated stock option plan automatically increases annually by an amount equal to the lesser of (A) four percent (4%) of the Company’s outstanding shares at the end of the previous fiscal year, (B) an amount determined by the Company’s Board of Directors or (C) 1,500,000 shares (subject to adjustment as set forth in the amended and restated stock option plan in the event of a stock split, stock dividend or similar event). The Board of Directors determined that no additional shares would be reserved under the amended and restated stock option plan for 2004.

(2)          Consists of the Company’s 2000 non-qualified stock option plan. Under this plan, the Board of Directors may grant non-qualified stock options to the Company’s directors, employees and consultants at a price determined by the Board. Options have a term of up to 10 years and vest over a schedule determined by the Board of Directors, generally over four years.

(3)          Does not include options outstanding as of December 31, 2004 to purchase an aggregate of 7,062 shares, at a weighted average exercise price of $11.55, granted under plans assumed in connection with acquisition transactions. Such options are administered as if issued under their original plans. All of the acquired options have been adjusted to reflect the price and share conversions under the terms of the agreements between the Company and the companies acquired. The acquired options generally become exercisable over a four-year period and generally expire ten years from the date of grant. The Company does not intend to grant additional options under these assumed plans.

Employee Benefit Plans

Stock Option Plans

The Company has an amended and restated stock option plan pursuant to which options to purchase Common Stock are granted to the Company’s officers, directors, employees and consultants. For more information regarding the Company’s amended and restated stock option plan, see Proposal No. 2.

The Company also has outstanding options granted to employees who were formerly employed by two of the Company’s subsidiaries under plans assumed in connection with the acquisition of such companies. Such options are administered as if issued under their original plans. All of the acquired options have been adjusted to reflect the price and share conversions under the terms of the agreements between the Company and the companies acquired. The acquired options generally become exercisable over a four-year period and generally expire ten years from the date of grant. The Company does not intend to grant additional options under these assumed plans.

Finally, the Company has a 2000 non-qualified stock option plan. Under this plan, the Board of Directors may grant non-qualified stock options to the Company’s directors, employees and consultants at a price determined by the Board. Options have a term of up to 10 years and vest over a schedule determined by the Board of Directors, generally over two to four years.

The following table sets forth the number of options outstanding and the number of options available for issuance under the Company’s stock option plans as of December 31, 2004:

		(b)
	(a)	Number of Securities
Stock Option Plan	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Amended and restated stock option plan	6,663,829	1,655,089
2000 non-qualified stock option plan	—	384,000
Infogation Corporation 2001 stock option/stock issuance plan(1)	2,064	93,514
Infogation Corporation 1996 stock option plan(1)	—	86,053
Mainbrace 1998 stock option plan(1)	4,998	147,246
Total	6,670,891	2,365,902

(1)          Plan assumed in connection with acquisition transactions. Such options are administered as if issued under their original plans. The Company does not intend to grant additional options under these assumed plans.

401(k) Plan

The Company maintains a tax-qualified employee savings and retirement plan for eligible U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. The Company may make matching contributions on behalf of all participants in the 401(k) plan in the amount equal to one-half of the first 6% of an employee’s contributions. Matching contributions are subject to a vesting schedule; all other contributions are fully vested at all times. In September 2003, the Company ceased making matching contributions. Matching contributions resumed in May 2004. The Company intends the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code so that contributions by employees or the Company to the 401(k) plan and income earned, if any, on plan contributions are not taxable to employees until withdrawn from the 401(k) plan, and so that the Company will be able to deduct its contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options.

Employment Agreements and Change of Control Arrangements

The Company has an agreement with each of Brian T. Crowley, the Company’s President and Chief Executive Officer, Scott C. Mahan, the Company’s Vice President, Finance & Operations, Chief Financial Officer, Secretary and Treasurer, and Carey E. Butler, the Company’s Vice President of Professional Consulting Services, which provide that if such officer is terminated without cause (as cause is defined in the applicable agreement, subject to certain exceptions), they will continue to receive termination payments equal to six months, six months and four months, respectively, of their annual base salary.

The Company’s stock option plans provide that in the event a third party acquires the Company through the purchase of all, or substantially all, of the Company’s assets or outstanding capital stock, a merger or other business combination, or acquires at least 30% of the Company’s outstanding capital stock through a tender offer or other exchange offer, if so provided in individual stock option agreements, the unexercised portion of outstanding options will vest and become immediately exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the SEC. Executive officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2004, Section 16 filing requirements applicable to its executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities were complied with.

Certain Relationships and Related Transactions

During 2004, the Company granted options to purchase shares of Common Stock under the Company’s amended and restated stock option plan to the following directors and executive officers on the date, for the number of shares and with an exercise price indicated opposite each person’s name:

Name	Grant Date	Number of Shares Underlying Options	Exercise Price
Brian T. Crowley	9/21/2004	500,000	$0.58
Carey E. Butler	9/21/2004	250,000	0.58
Scott C. Mahan	1/7/2004	150,000	1.62
	9/21/2004	250,000	0.58
Tracy A. Rees(1)	9/21/2004	300,000	0.58
Donald B. Bibeault	2/2/2004	25,000	1.56
	5/3/2004	25,000	1.15
	8/2/2004	25,000	0.45
	11/1/2004	25,000	0.67
Elwood D. Howse, Jr.	2/2/2004	12,500	1.56
	5/3/2004	12,500	1.15
	8/2/2004	12,500	0.45
	11/1/2004	12,500	0.67
Elliott H. Jurgensen, Jr.	2/2/2004	12,500	1.56
	5/3/2004	12,500	1.15
	8/2/2004	12,500	0.45
	11/1/2004	12,500	0.67
Scot E. Land	2/2/2004	12,500	1.56
	5/3/2004	12,500	1.15
	8/2/2004	12,500	0.45
	11/1/2004	12,500	0.67
William L. Larson(2)	2/2/2004	12,500	1.56
	5/3/2004	12,500	1.15
	8/2/2004	12,500	0.45
William D. Savoy(3)	5/18/2004	100,000	0.92
	8/2/2004	12,500	0.45
	11/1/2004	12,500	0.67

(1)          Mr. Rees resigned from the Company in March 2005.

(2)          Mr. Larson resigned as a director in November 2004.

(3)          Mr. Savoy became a director in May 2004.

Mr. Bibeault provides the Company with onsite consulting services. Mr. Bibeault received $158,270 under this consulting agreement in 2004.

Performance Graph

The graph below compares the annual percentage change in the cumulative total return on the Company’s Common Stock with the Nasdaq Computer & Data Processing Services Index and the Standard & Poors 500 Index for the period commencing October 20, 1999, the first trading date following the effective date of the Company’s initial public offering, and ending December 31, 2004:

Comparison of Cumulative Total Return
Among BSQUARE Corporation,
Nasdaq Computer & Data Processing Services Stocks Index and
Standard & Poors 500 Index

	10/20/99	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
BSQUARE Corporation	$100	$163.63	$23.41	$18.38	$4.92	$5.50	$5.81
Nasdaq Computer & Data Processing Services	$100	$159.98	$76.87	$61.63	$42.51	$56.01	$59.11
Standard & Poor’s 500 Index	$100	$114.45	$104.16	$91.91	$71.54	$92.11	$102.22

This graph assumes that $100 was invested on October 20, 1999 in the Company’s Common Stock and in each index, and that all dividends were reinvested. Shareholder returns over the indicated period should not be considered indicative of future returns.

The Company’s Independent Auditors

The independent accounting firm of Ernst & Young LLP (“Ernst & Young”) has acted as the Company’s auditor since May 2002. A representative of Ernst & Young is expected to be present at the Annual Meeting, where he or she may make a statement and will be available to respond to questions.

The Company has not selected an independent auditor for the year ending December 31, 2005. The Audit Committee intends to make such selection at its May 2005 meeting.

Audit Fees

The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements for the years 2004 and 2003, and reviews of the financial statements included in the Company’s Forms 10-Q for the years 2004 and 2003, was approximately $220,000 and $180,000, respectively.

The aggregate fees billed by Arthur Andersen for professional services rendered for reviews of the financial statements included in the Company’s Form 10-Q for the first quarter of 2002 were approximately $13,000.

Audit-Related Fees

The aggregate fees billed for the years 2004 and 2003 for assurance and related services by Ernst & Young that are reasonably related to the performance of its audit of the Company’s financial statements not reported under the caption “Audit Fees” were approximately $10,000 and $13,000, respectively. Fees billed for 2004 included accounting advisory services related to the review of an S-8 filing, whereas fees billed in 2003 related to due diligence work performed with respect to an acquisition.

The aggregate fees billed for 2002 for assurance and related services by Arthur Andersen that are reasonably related to the performance of its audit of the Company’s financial statements not reported under the caption “Audit Fees” were approximately $8,600.

Tax Fees

There were no fees billed by Ernst & Young for tax-related services in 2004. The aggregate fees billed by Ernst & Young in 2003 for tax consultation regarding stock compensation matters were approximately $2,000. In 2002, the aggregate fees billed by Ernst & Young for tax compliance, tax advice and tax planning were approximately $7,000.

The aggregate fees billed by Arthur Andersen for tax compliance, tax advice and other tax professional services for the year 2002 were approximately $55,000.

All Other Fees

There were no other fees billed for services rendered to the Company by Ernst & Young, other than fees for audit, audit-related and tax services, for the years 2004, 2003 and 2002. The aggregate fees billed for services rendered to the Company by Arthur Andersen, other than fees for audit, audit-related, and tax services, for the year 2002 were approximately $17,500.

The Audit Committee pre-approves all audit and non-audit services performed by the Company’s auditor and the fees to be paid in connection with such services in order to assure that the provision of such services does not impair the auditor’s independence. Unless the Audit Committee provides general pre-approval of a service to be provided by the auditor and the related fees, the service and fees must receive specific pre-approval from the Audit Committee.

Transaction of Other Business

The Board of Directors of the Company knows of no other matters to be submitted at the Annual Meeting. If any other matters come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

Annual Report to Shareholders and Form 10-K

The Company’s Annual Report to Shareholders for the year ended December 31, 2004 (which is not a part of the Company’s proxy soliciting materials) is being mailed to the Company’s shareholders with this Proxy Statement. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, without exhibits, is included with the Annual Report to Shareholders.

By Order of the Board of Directors

/s/ SCOTT MAHAN
Scott Mahan
Vice President, Finance & Operations,
Chief Financial Officer, Secretary and Treasurer

Bellevue, Washington

April 6, 2005

APPENDIX A

BSQUARE CORPORATION
SECOND AMENDED AND RESTATED
STOCK PLAN

17.	INDEMNIFICATION OF COMMITTEE	19
18.	SHAREHOLDERS AGREEMENT	19
19.	SEPARABILITY	19
20.	NON-EXCLUSIVITY OF THE PLAN	19
21.	EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION	19
22.	AMENDMENT OF PLAN	19

BSQUARE CORPORATION
SECOND AMENDED AND RESTATED
STOCK PLAN

1.                 DEFINITIONS.

Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural).

(a)          “Agreement” means a written agreement approved by the Committee evidencing Awards granted under the Plan.

(b)         “Approved Transaction” means

(i)             a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company to the public with aggregate proceeds paid to the Company of not less than $10,000,000 (after the deduction of underwriting commissions and offering expenses);

(ii)         the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company for securities of, or consideration issued, or caused to be issued by, the acquiring entity or any of its affiliates, provided, that after such event the shareholders of the Company immediately prior to the event own less than a majority of the outstanding voting equity securities of the surviving entity immediately following the event;

(iii)     any liquidation or dissolution of the Company; and

(iv)       any sale, lease, exchange or other transfer not in the ordinary course of business (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

(c)          “Award” means any award granted under the Plan, including Options, Stock Awards and SARs.

(d)         “Awardee” means any person to whom an Award is granted under the Plan (as well as any permitted transferee of an Award).

(e)          “Board” means the Board of Directors of the Company.

(f)            “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Code shall include any successor section.

(g)          “Committee” shall mean the Board, or the committee appointed by the Board pursuant to Section 3(b) of the Plan, if it is administering the Plan.

(h)         “Common Stock” means the Common Stock, no par value, of the Company.

(i)            “Company” means BSQUARE CORPORATION, a Washington corporation.

1

(j)             “Control Purchase” means any transaction (or series of related transactions) in which any person, corporation or other entity (including any “person” as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but excluding the Company and any employee benefit plan sponsored by the Company):

(i)             purchases any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer unless by the terms of such offer the offeror, upon consummation thereof, would be the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act) of less than 30% of the shares of Common Stock then outstanding; or

(ii)         becomes the “beneficial owner,” directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities);

provided, however, that the foregoing shall not constitute a Control Purchase if the transactions or related transactions received the prior approval of a majority of all of the directors of the Company, excluding for such purpose the votes of directors who are directors or officers of, or have a material financial interest in any Person (other than the Company) who is a party to the event specified in either clauses (i) or (ii).

(k)         “Covered Employee” has the meaning given to it by Section 162(m)(3) of the Code.

(l)            “Date of Grant” means that date the Committee has deemed to be the effective date of the Award for purposes of the Plan.

(m)     “Disability” means any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months that renders the Awardee unable to engage in any substantial gainful activity.

(n)         “Effective Date” means at the time specified in the resolutions of the Board adopting the Plan.

(o)         “Employees” means individuals employed by the Company or a Related Corporation.

(p)         “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Exchange Act shall include any successor section.

(q)         “Executive Officer” shall be defined in Section 3(d).

(r)           “Fair Market Value” means, if the Common Stock is publicly traded, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock on that day (or, if that day is not a trading day, on the next preceding trading day), as reported by the principal exchange on which the Common Stock is listed, or, if the Common Stock is publicly traded but not listed on an exchange, as reported by The Nasdaq Stock Market, or if such prices or quotations are not reported by The Nasdaq Stock Market, as reported by any other available source of prices or quotations selected by the Committee. If the Common Stock is not publicly traded or if the Fair Market Value is not determinable by any of the foregoing means, the Fair Market Value on any day shall be determined in good faith by the Committee on the basis of such considerations as the Committee deems important.

(s)           “Immediate Family Member” means a spouse, children or grandchildren of the Optionee.

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(t)            “Incentive Stock Option” means an Option that is an incentive stock option within the meaning of Section 422 of the Code.

(u)         “Non-Employee Director” has the meaning given to it by Rule 16b-3 promulgated under the Exchange Act of 1934.

(v)          “Non-Insiders” has the meaning given to by Section 162(m)(3) of the Code.

(w)       “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(x)          “Option” means an option with respect to shares of Common Stock awarded pursuant to Section 6.

(y)          “Optionee” means any person to whom an Option is granted under the Plan (as well as any permitted transferee of an Option).

(z)          “Outside Director” has the meaning given to it by the regulations promulgated under Section 162(m) of the Code.

(aa)    “Plan” means the BSQUARE CORPORATION Second Amended and Restated Stock Plan.

(bb)  “Qualified Performance-Based Compensation” has the meaning given to it by the regulations promulgated under Section 162(m) of the Code.

(cc)    “Related Corporation” means any corporation (other than the Company) that is a “parent corporation” of the Company or “subsidiary corporation” of the Company, as defined in Sections 424(e) and 424(f), respectively, of the Code.

(dd)  “Restricted Stock Awards” means Awards granted pursuant to Section 8.

(ee)    “SARs” means Awards granted pursuant to Section 7.

(ff)        “Section 16 Insiders” means individuals who are subject to Section 16(b) of the Exchange Act with respect to the Common Stock.

(gg)    “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes thereto. References to any specific section of the Securities Act shall include any successor section.

(hh)  “Stock Awards” means Restricted and Unrestricted Stock Awards granted pursuant to Sections 8 and 9, respectively.

(ii)        “Ten Percent Shareholder” means a person who owns more than ten percent of the total combined voting power of the Company or any related corporation as determined with reference to Section 424(d) of the Code.

(jj)          “Unrestricted Stock Awards” means Awards granted pursuant to Section 9.

2.                 PURPOSES.

The purposes of the Plan are to retain the services of directors, valued key employees and consultants of the Company and such other persons as the Committee shall select in accordance with Section 4, to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement in hiring new employees and to provide an equity incentive to directors, consultants and other persons selected by the Committee.

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3.                 ADMINISTRATION.

(a)         Committee.

The Plan shall be administered by the Board unless the Board appoints a separate committee of the board to administer the Plan pursuant to Section 3(b) below. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting.

(b)         Appointment of Committee.

The Board may appoint a committee consisting of two or more of its members to administer the Plan. The Board shall consider whether a director is (i) an Outside Director and (ii) a Non-Employee Director when appointing any such Committee and shall appoint solely two or more individuals who qualify as Outside Directors if the Board intends for compensation attributable to Options to be Qualified Performance-Based Compensation. The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board.

(c)          Powers; Regulations.

Subject to the provisions of the Plan, and with a view to effecting its purpose, the Committee shall have sole authority, in its absolute discretion, to:

(i)                          construe and interpret the Plan;

(ii)                      define the terms used in the Plan;

(iii)                  prescribe, amend and rescind rules and regulations relating to the Plan;

(iv)                    correct any defect, supply any omission or reconcile any inconsistency in the Plan;

(v)                        grant Awards under the Plan;

(vi)                    determine the individuals to whom Awards shall be granted under the Plan and the type of Award;

(vii)                determine the time or times at which Awards shall be granted under the Plan;

(viii)            determine the number of shares of Common Stock subject to each Award, the exercise price of each Award, the duration of each Award and the times at which each Award shall become exercisable;

(ix)                    determine all other terms and conditions of Awards; and

(x)                        make all other determinations necessary or advisable for the administration of the Plan.

All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

(d)         Delegation to Executive Officer.

The Committee may by resolution delegate to one or more executive officers (the “Executive Officer”) of the Company the authority to grant Awards under the Plan to employees of the Company who, at the time of grant, are not Section 16 Insiders nor Covered Employees; provided, however, that the authority delegated to the Executive Officer under this Section 3 shall not exceed that of the Committee

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under the provisions of the Plan and shall be subject to such limitations, in addition to those specified in this Section 3, as may be specified by the Committee at the time of delegation.

4.                 ELIGIBILITY.

Incentive Stock Options may be granted to any individual who, at the time such Options are granted, is an Employee, including Employees who are also directors of the Company. Other Awards may be granted to Employees and to such other persons as the Committee shall select. Awards may be granted in substitution for outstanding options or equity-based awards of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. At such point as the Company first becomes subject to the periodic reporting requirements of Section 12 of the Exchange Act, no person shall be eligible to receive in any fiscal year Awards for more than 500,000 shares of Common Stock (subject to adjustment as set forth herein).

5.                 STOCK.

The Company is authorized to grant up to a total of 9,857,755 shares of the Company’s authorized but unissued, or reacquired, Common Stock pursuant to Awards under the Plan; provided, however, that the number of shares reserved for issuance under the Plan during each of the Company’s fiscal years beginning on January 1, 2003 shall be increased annually by an amount equal to the lesser of (A) four percent (4%) of the Company’s outstanding shares at the end of the previous fiscal year, (B) an amount determined by the Board of Directors or (C) 1,500,000 shares. The number of shares with respect to which Awards may be granted hereunder (including the amount of the annual increase described in this Section 5) is subject to adjustment as set forth herein. In the event that any outstanding Award expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised or forfeited portion of such Award may again be subject to an Award granted to the same Awardee or to a different person eligible under Section 4; provided, however, that any expired or terminated Awards will be counted against the maximum number of shares with respect to which Awards may be granted to any particular person as set forth in Section 4.

6.                 TERMS AND CONDITIONS OF OPTIONS.

Each Option granted under the Plan shall be evidenced by an Agreement. Agreements may contain such provisions, not inconsistent with the Plan, as the Committee or Executive Officer, in its discretion, may deem advisable. All Options also shall comply with the following requirements:

(a)         Number of Shares and Type of Option.

Each Agreement shall state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of action to the contrary by the Committee or Executive Officer in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options. The aggregate Fair Market Value (determined at the Date of Grant) of the Common Stock with respect to which the Incentive Stock Options granted to the Optionee and any incentive stock options granted to the Optionee under any other stock option plan of the Company, any Related Corporation or any predecessor corporation are exercisable for the first time by the Optionee during any calendar year shall not exceed $100,000, or such other limit as may be prescribed by the Code. If

(i)             an Optionee holds one or more Incentive Stock Options under the Plan (and/or any incentive stock options under any other stock option plan of the Company, any Related Corporation or any predecessor corporation), and

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(ii)         the aggregate Fair Market Value of the shares of Common Stock with respect to which, during any calendar year, such Options become exercisable for the first time exceeds $100,000 (said value to be determined as provided above), then such Option or Options are intended to qualify under Section 422 of the Code with respect to the maximum number of such shares as can, in light of the foregoing limitation, be so qualified, with the shares so qualified to be the shares subject to the Option or Options earliest granted to the Optionee. If an Option that would otherwise qualify as an Incentive Stock Option becomes exercisable for the first time in any calendar year for shares of Common Stock that would cause such aggregate Fair Market Value to exceed $100,000, then the portion of the Option in respect of such shares shall be deemed to be a Non-Qualified Stock Option.

(b)         Date of Grant.

Each Agreement shall state the Date of Grant.

(c)          Option Price.

Each Agreement shall state the price per share of Common Stock at which it is exercisable. The exercise price shall be fixed by the Committee or Executive Officer at whatever price the Committee or Executive Officer may determine in the exercise of its sole discretion; provided, however, that the per share exercise price for an Incentive Stock Option shall not be less than the Fair Market Value at the Date of Grant; provided further, that with respect to Incentive Stock Options granted to Ten Percent Shareholders of the Company, the per share exercise price shall not be less than 110 percent (110%) of the Fair Market Value at the Date of Grant; and, provided further, that Options granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

(d)         Duration of Options.

On the Date of Grant, the Committee or Executive Officer shall designate, subject to Section 6(g), the expiration date of the Option, which date shall not be later than ten (10) years from the Date of Grant in the case of Incentive Stock Options; provided, however, that the expiration date of any Incentive Stock Option granted to a Ten Percent Shareholder shall not be later than five (5) years from the Date of Grant. In the absence of action to the contrary by the Committee in connection with the grant of an Option, and except in the case of Incentive Stock Options granted to Ten Percent Shareholders, all Options granted under this Section 6 shall expire ten (10) years from the Date of Grant.

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(e)          Vesting Schedule and Exercisability of Options

No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Committee or Executive Officer at the time of grant of the Option; provided, however, that if no vesting schedule is specified at the time of grant, the Option shall be vested according to the following schedule:

Number of Years of Continuous Employment With the Company Following Grant Date	Portion of Total Option Which Will Become Vested
1	25%
2	50%
3	75%
4	100%

The Committee or Executive Officer may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives established in advance of the commencement by the Optionee of services related to the achievement of the performance objectives. Performance objectives shall be expressed in terms of one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Company’s performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Company as a whole (whether on a consolidated or unconsolidated basis), a Related Corporation, or a subdivision, operating unit, product or product line of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An Option which is exercisable (in whole or in part) upon the achievement of one or more performance objectives may be exercised only upon completion of the following process: (a) the Optionee must deliver written notice to the Company that the performance objective has been achieved and demonstrating, if necessary, how the objective has been satisfied, (b) within 45 days after receipt of such notice, the Committee will make a good faith determination whether such performance objective has been achieved and deliver written notice to the Optionee detailing the results of such determination; if the Company fails to respond with such 45-day period, then the performance objective shall be presumed to have been achieved and (c) upon receipt of written notice from the Company that the performance objective has been achieved (or upon expiration of such 45-day period without a determination by the Company), the Optionee may exercise the Option; upon receipt of written notice from the Company that the performance objective has not been achieved, the Optionee shall have 15 days to appeal the Company’s determination and the Company shall have 15 days after the receipt of such appeal to consider the issues presented by the Optionee and make a determination on the appeal, which determination shall be conclusive and binding on the Optionee.

(f)            Acceleration of Vesting.

Except to the extent that such acceleration would render unavailable “pooling of interests” accounting treatment for any reorganization, merger or consolidation of the Company, the vesting of one or more outstanding Options may be accelerated by the Board at such times and in such amounts as it shall determine in its sole discretion.

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(g)          Term of Option.

Any vested Option granted to an Optionee shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

(i)             as designated by (x) the Board in accordance with Section 6(n) hereof or (y) the Committee or the Executive Officer in accordance with Section 6(d) hereof;

(ii)         the date of the Optionee’s termination of employment or contractual relationship with the Company or any Related Corporation for cause (as determined in the sole discretion of the Committee);

(iii)     the expiration of ninety (90) days from the date of the Optionee’s termination of employment or contractual relationship with the Company or any Related Corporation for any reason whatsoever other than cause, death or Disability unless the exercise period is extended by the Committee a date not later than the expiration date of the Option;

(iv)       the expiration of one year from (A) the date of death of the Optionee or (B) cessation of the Optionee’s employment or contractual relationship by reason of Disability unless the exercise period is extended by the Committee until a date not later than the expiration date of the Option; or

(v)           any other event specified by the Committee at the time of grant of the Option.

If an Optionee’s employment or contractual relationship is terminated by death, any Option granted to the Optionee shall be exercisable only by the person or persons to whom such Optionee’s rights under such Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or county of the Optionee’s domicile at the time of death. The Committee shall determine whether an Optionee has incurred a Disability on the basis of medical evidence reasonably acceptable to the Committee. Upon making a determination of Disability, the Committee shall, for purposes of the Plan, determine the date of an Optionee’s termination of employment or contractual relationship.

Unless accelerated in accordance with Section 6(f), any unvested Option granted to an Optionee shall terminate immediately upon termination of employment of the Optionee by the Company for any reason whatsoever, including death or Disability. For purposes of the Plan, transfer of employment between or among the Company and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Company or any Related Corporation. For purposes of this subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee’s re-employment rights are guaranteed by statute or by contract.

(h)         Exercise of Options.

If less than all of the shares included in an Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration date with respect to, or the termination of, the Option. No portion of any Option may be exercised for less than one hundred (100) shares (as adjusted pursuant to Section 6(m)); provided, however, that if the Option is less than one hundred (100) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued upon exercise of an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

An Option or any portion thereof may be exercised by giving written notice to the Company upon such terms and conditions as the Agreement evidencing the Option may provide and in accordance with such other procedures for the exercise of an Option as the Committee may establish from time to time. Such notice shall be accompanied by payment in the amount of the aggregate exercise price for such

8

shares, which payment shall be in the form specified in Section 6(i). The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to the holder of any Option until provision has been made by the holder, to the satisfaction of the Company, for the payment of the aggregate exercise price for all shares for which the Option shall have been exercised and for satisfaction of any tax withholding obligations associated with such exercise. Options granted to an Optionee are, during the Optionee’s lifetime, exercisable only by the Optionee or a transferee who takes title to the Option in the manner permitted by Section 6(k).

(i)            Payment upon Exercise of Option.

Upon the exercise of an Option, the Optionee shall pay to the Company the aggregate exercise price therefor in cash, by certified or cashier’s check. In addition, such Optionee may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

(i)             by delivering to the Company whole shares of Common Stock then owned by such Optionee, or, subject to the prior approval of the Committee, by the Company withholding whole shares of Common Stock otherwise issuable to the Optionee upon exercise of the Option, which shares of Common Stock received or withheld shall be valued for such purpose at their Fair Market Value on the date of exercise.

(ii)         by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price;

(iii)     by any combination of the foregoing methods of payment; or

(iv)       by complying with any other payment mechanism, including through the execution of a promissory note, as may be permitted for the issuance of equity securities under applicable securities and other laws and approved by the Committee at the time of exercise.

(j)            Rights as a Shareholder.

An Optionee shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon exercise of the Option until such holder becomes a record holder of such shares. Subject to the provisions of Sections 6(m), no rights shall accrue to an Optionee and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date such Optionee becomes a record holder of the shares of Common Stock issuable upon exercise of such Option.

(k)         Transfer of Option.

Options granted under the Plan and the rights and privileges conferred by the Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution or pursuant to a domestic relations order (as defined in the Code or Title I of the Employment Retirement Income Security Act of 1974 or the rules or regulations thereunder), and shall not be subject to execution, attachment or similar process; provided, however, that solely with respect to Non-Qualified Stock Options, the Committee may, in its discretion, authorize all or a portion of the Options to be granted to an Optionee to be on terms which permit transfer by such Optionee to:

(i)             Immediate Family Members,

(ii)         a trust or trusts for the exclusive benefit of such Immediate Family Members, or

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(iii)     a partnership in which such Immediate Family Members are the only partners, provided that:

(a)           there may be no consideration for any such transfer,

(b)          the Agreement evidencing such Options must be approved by Committee, and must expressly provide for transferability in a manner consistent with this Section, and

(c)           subsequent transfers of transferred Options shall be prohibited other than by will, by applicable laws of descent and distribution or pursuant to a domestic relations order (as defined in the Code or Title I of the Employment Retirement Income Security Act of 1974 or the rules or regulations thereunder).

Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 6(l)(2), the term “Optionee” shall be deemed to refer to the initial transferor. The events of termination of employment of Section 6(g) shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods, specified in Section 6(g). Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by the Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by the Plan, such Option shall thereupon terminate and become null and void.

(l)            Securities Regulation and Tax Withholding.

(i)    No shares of Common Stock shall be issued upon exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under the Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under the Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

As long as the Common Stock is not registered under the Exchange Act, the Company intends that all offers and sales of Options and shares of Common Stock issuable upon exercise of Options shall be exempt from registration under the provisions of Section 5 of the Securities Act, and the Plan shall be administered in a manner so as to preserve such exemption. The Company also intends that the Plan shall constitute a written compensatory benefit plan, within the meaning of Rule 701(b) promulgated under the Securities Act, and that each Option granted pursuant to the Plan at a time when the Common Stock is not registered under the Exchange Act shall, unless otherwise specified by the Committee at the time the Option is granted or at any time thereafter, be granted in reliance on the exemption from the registration requirements of Section 5 of the Securities Act provided by Rule 701.

As a condition to the exercise of an Option, the Committee may require the Optionee to represent and warrant in writing at the time of such exercise that the shares of Common Stock issuable upon exercise of the Option are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Committee, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred unless an

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opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Committee also may require such other documentation as it shall, in its discretion, deem necessary from time to time to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF ANY OPTION OR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF ANY OPTION.

(ii)   The Optionee shall pay to the Company by certified or cashier’s check, promptly upon exercise of the Option or, if later, the date that the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Committee, in accordance with the applicable rules and regulations, determines to result from the exercise of the Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of the Option or otherwise related to the Option or shares of Common Stock acquired upon exercise of the Option, which determination by the Committee of the amount due shall be binding upon the Optionee. Upon approval of the Committee, such Optionee may satisfy such obligation by complying with one or more of the following alternatives selected by the Committee:

(a)    by delivering to the Company whole shares of Common Stock then owned by such Optionee, or by the Company withholding whole shares of Common Stock otherwise issuable to the Optionee upon exercise of the Option, which shares of Common Stock received or withheld shall have a Fair Market Value on the date of exercise (as determined by the Committee in good faith) equal to the tax obligation to be paid by such Optionee upon such exercise;

(b)   by executing appropriate loan documents approved by the Committee by which such Optionee borrows funds from the Company to pay the withholding taxes due under this Section 6(l)(2), with such repayment terms as the Committee shall select;

(c)    by any combination of the foregoing methods of payment; or

(d)   by complying with any other payment mechanism as may be permitted for the issuance of equity securities under applicable securities and other laws and approved by the Committee from time to time.

(iii)  The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of an Option may be delayed, at the discretion of the Committee, until the Committee is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

(m)     Stock Split, Reorganization or Liquidation.

(i)    Upon the occurrence of any of the following events, the Committee shall, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock issuable upon exercise of such Option, the per share exercise price or both so as to preserve the rights of the Optionee substantially proportionate to the rights of such Optionee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock issuable upon exercise of outstanding Options, the number of shares available under Section 5 (including the amount of the annual increase in the number of shares reserved for issuance described in Section 5) shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Committee, the Company, the Company’s shareholders, or any Optionee:

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(a)    the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any “corporate transaction” described in the regulations promulgated thereunder;

(b)   the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise); or

(c)    any other event with substantially the same effect shall occur.

(ii)   If the Company shall at any time declare an extraordinary dividend with respect to the Common Stock, whether payable in cash or other property, or is involved in any recapitalization, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar event (including a merger or consolidation other than one that constitutes an Approved Transaction), the Committee may, in the exercise of its sole discretion and with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock issuable upon exercise of such Option, the per share exercise price or both so as to preserve the rights of the Optionee substantially proportionate to the rights of such Optionee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock issuable upon exercise of outstanding Options, the number of shares available under Section 5 of the Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Committee, the Company, the Company’s shareholders, or any Optionee.

(iii)  The foregoing adjustments shall be made by the Committee or by the applicable terms of any assumption or substitution document.

(iv)  With respect to the foregoing adjustments, the number of shares subject to an Option shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any Optionee in connection with any adjustment made pursuant to this Section 6(m).

(v)    The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

(n)         Approved Transactions; Control Purchase.

In the event of any Approved Transaction or Control Purchase, if so provided for in the Agreement representing such Option, an Option may become exercisable in full in respect of the aggregate number of shares thereunder effective upon the Control Purchase or immediately prior to consummation of the Approved Transaction. In the case of an Approved Transaction, the Company shall provide notice of the pendency of the Approved Transaction at least fifteen (15) days prior to the expected date of consummation thereof to each Optionee entitled to acceleration. Each such Optionee shall thereupon be entitled to exercise the vested portion of the Option at any time prior to consummation of the Approved Transaction or immediately following the Control Purchase. Any such exercise shall be contingent on such consummation.

Following consummation of the Approved Transaction or Control Purchase, and until such Option is terminated pursuant to Section 6(g) hereof, any vested portion of Options that are not exercised shall remain exercisable, and any unvested portions of any Options shall remain in effect and continue to vest in accordance with the vesting schedule specified at the time of grant, and upon such vesting shall become exercisable. Notwithstanding the foregoing, in its reasonable discretion, the Board may determine that any or all outstanding Options that are unvested at the time of, or are not exercised upon consummation of,

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the Approved Transaction or Control Purchase shall thereafter terminate, provided that, in making such determination, the Board shall consider the best interests of the Optionees, the Company and its shareholders, and will make such determination only if the action to be taken, in the opinion of the Board, is appropriate in light of the circumstances under which such determination is made.

Moreover, except to the extent that such determination would render unavailable “pooling of interests” accounting treatment for any reorganization, merger or consolidation of the Company, the Board may take, or make effective provision for the taking of, such action as in the opinion of the Board is equitable and appropriate in order to substitute new stock options for any or all outstanding Options that do not become exercisable on an accelerated basis, or to assume such Options (which assumption may be effected by any means determined by the Board, in its discretion, including, but not limited to, by a cash payment to each Optionee, in cancellation of the Options held by him or her, of such amount as the Board determines, in its sole discretion, represents the then value of the Options) and in order to make such new stock options or assumed Options, as nearly as practicable, equivalent to the old Options, taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

7.                 TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a)   Award of Stock Appreciation Rights.

Stock appreciation rights (“SARs”) may be granted to eligible participants, either on a free-standing basis (without regard to or in addition to the grant of an Option) or on a tandem basis (related to the grant of an underlying Option). SARs granted in tandem with or in addition to an Option may be granted either at the same time as the Option or at a later time; provided, however, that a tandem SAR shall not be granted with respect to any outstanding Incentive Stock Option without the consent of the Awardee. SARs shall be evidenced by Agreements stating the number of shares of Common Stock subject to the SAR evidenced thereby and the terms and conditions of such SAR. In no event shall a SAR be exercisable more than ten years from the date it is granted. The Awardee shall have none of the rights of a shareholder of the Company with respect to any shares of Common Stock represented by a SAR.

(b)   Restrictions of Tandem SARs.

No Incentive Stock Option may be surrendered in connection with the exercise of a tandem SAR unless the Fair Market Value of the Common Stock subject to the Incentive Stock Option is greater than the exercise price for such Incentive Stock Option. SARs granted in tandem with Options shall be exercisable only to the same extent and subject to the same conditions as the Options related thereto are exercisable. Additional conditions to the exercise of any such tandem SAR may be prescribed.

(c)   Amount of Payment Upon Exercise of SARs.

A SAR shall entitle the Awardee to receive, subject to the provisions of the Plan and the applicable Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the applicable Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related Option (or any portion or portions thereof which the Awardee from time to time determines to surrender for this purpose).

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(d)   Form of Payment Upon Exercise of SARs.

Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee from time to time. If upon settlement of the exercise of a SAR an Awardee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

8.                 RESTRICTED STOCK AWARDS.

(a)         Nature of Restricted Stock Awards.

A Restricted Stock Award is an Award pursuant to which the Company may, in its sole discretion, grant or sell, at such purchase price as determined by the Committee, in its sole discretion, shares of Common Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), which purchase price shall be payable in cash or other form of consideration acceptable to the Committee. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and Awardees.

(b)   Rights as a Shareholder.

Upon execution of an Agreement setting forth the Restricted Stock Award and payment of any applicable purchase price, an Awardee shall have the rights of a shareholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the applicable Agreement. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 8(d) below, and the Awardee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c)   Restrictions.

Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the applicable Agreement. If an Awardee’s employment (or other service relationship) with the Company terminates under the conditions specified in the applicable Agreement, or upon such other event or events as may be stated in the applicable Agreement, the Company or its assigns shall have the right or shall agree, as may be specified in the applicable Agreement, to repurchase some or all of the shares of Common Stock subject to the Award at such purchase price as is set forth in such instrument.

(d)   Vesting of Restricted Stock.

The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the applicable Agreement.

(e)   Waiver, Deferral and Reinvestment of Dividends.

The Restricted Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

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9.                 UNRESTRICTED STOCK AWARDS.

(a)         Grant or Sale of Unrestricted Stock.

The Committee may, in its sole discretion, grant (or sell at a purchase price determined by the Committee) an Unrestricted Stock Award to any Awardee, pursuant to which such Awardee may receive shares of Common Stock free of any vesting restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

(b)   Elections to Receive Unrestricted Stock In Lieu of Compensation.

Upon the request of an Awardee and with the consent of the Committee, each such Awardee may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such Awardee in the form of shares of Unrestricted Stock either currently or on a deferred basis.

(c)   Restrictions on Transfers.

The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

10.          SECURITIES REGULATION AND TAX WITHHOLDING.

(a)   No shares of Common Stock shall be issued upon exercise of an Award unless the exercise of such Award and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under the Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under the Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

As long as the Common Stock is not registered under the Exchange Act, the Company intends that all offers and sales of Awards and shares of Common Stock issuable upon exercise of Awards shall be exempt from registration under the provisions of Section 5 of the Securities Act, and the Plan shall be administered in a manner so as to preserve such exemption. The Company also intends that the Plan shall constitute a written compensatory benefit plan, within the meaning of Rule 701(b) promulgated under the Securities Act, and that each Award granted pursuant to the Plan at a time when the Common Stock is not registered under the Exchange Act shall, unless otherwise specified by the Committee at the time the Award is granted or at any time thereafter, be granted in reliance on the exemption from the registration requirements of Section 5 of the Securities Act provided by Rule 701.

As a condition to the exercise of an Award, the Committee may require the Awardee to represent and warrant in writing at the time of such exercise that the shares of Common Stock issuable upon exercise of the Award are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Committee, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Committee also may require such other

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documentation as it shall, in its discretion, deem necessary from time to time to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF ANY AWARD OR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF ANY AWARD.

(b)   The Awardee shall pay to the Company by certified or cashier’s check, promptly upon exercise of the Award or, if later, the date that the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Committee, in accordance with the applicable rules and regulations, determines to result from the exercise of the Award or from a transfer or other disposition of shares of Common Stock acquired upon exercise of the Award or otherwise related to the Award or shares of Common Stock acquired upon exercise of the Award, which determination by the Committee of the amount due shall be binding upon the Awardee. Upon approval of the Committee, such Awardee may satisfy such obligation by complying with one or more of the following alternatives selected by the Committee:

(i)    by delivering to the Company whole shares of Common Stock then owned by such Awardee, or by the Company withholding whole shares of Common Stock otherwise issuable to the Awardee upon exercise of the Award, which shares of Common Stock received or withheld shall have a Fair Market Value on the date of exercise (as determined by the Committee in good faith) equal to the tax obligation to be paid by such Awardee upon such exercise;

(ii)   by executing appropriate loan documents approved by the Committee by which such Awardee borrows funds from the Company to pay the withholding taxes due under this Section 10, with such repayment terms as the Committee shall select;

(iii)  by any combination of the foregoing methods of payment; or

(iv)  by complying with any other payment mechanism as may be permitted for the issuance of equity securities under applicable securities and other laws and approved by the Committee from time to time.

(c)   The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of an Award may be delayed, at the discretion of the Committee, until the Committee is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

11.          STOCK SPLIT, REORGANIZATION OR LIQUIDATION.

(a)   Upon the occurrence of any of the following events, the Committee shall, with respect to each outstanding Award, proportionately adjust the number of shares of Common Stock issuable upon exercise of such Award, the per share exercise price or both so as to preserve the rights of the Awardee substantially proportionate to the rights of such Awardee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock issuable upon exercise of outstanding Awards, the number of shares available under Section 5 (including the amount of the annual increase in the number of shares reserved for issuance described in Section 5) shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Committee, the Company, the Company’s shareholders, or any Awardee:

(i)    the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any “corporate transaction” described in the regulations promulgated thereunder;

(ii)   the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its

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outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise); or

(iii)  any other event with substantially the same effect shall occur.

(b)   If the Company shall at any time declare an extraordinary dividend with respect to the Common Stock, whether payable in cash or other property, or is involved in any recapitalization, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar event (including a merger or consolidation other than one that constitutes an Approved Transaction), the Committee may, in the exercise of its sole discretion and with respect to each outstanding Award, proportionately adjust the number of shares of Common Stock issuable upon exercise of such Award, the per share exercise price or both so as to preserve the rights of the Awardee substantially proportionate to the rights of such Awardee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock issuable upon exercise of outstanding Awards, the number of shares available under Section 5 of the Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Committee, the Company, the Company’s shareholders, or any Awardee.

(c)   The foregoing adjustments shall be made by the Committee or by the applicable terms of any assumption or substitution document.

(d)   With respect to the foregoing adjustments, the number of shares subject to an Award shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any Awardee in connection with any adjustment made pursuant to this Section 11.

(e)   The grant of an Award shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

12.          APPROVED TRANSACTIONS; CONTROL PURCHASE.

In the event of any Approved Transaction or Control Purchase, if so provided for in the Agreement representing such Award, an Award may become exercisable in full in respect of the aggregate number of shares thereunder effective upon the Control Purchase or immediately prior to consummation of the Approved Transaction. In the case of an Approved Transaction, the Company shall provide notice of the pendency of the Approved Transaction at least fifteen (15) days prior to the expected date of consummation thereof to each Awardee entitled to acceleration. Each such Awardee shall thereupon be entitled to exercise the vested portion of the Award at any time prior to consummation of the Approved Transaction or immediately following the Control Purchase. Any such exercise shall be contingent on such consummation.

Following consummation of the Approved Transaction or Control Purchase, and until such Award is terminated, any vested portion of Awards that are not exercised shall remain exercisable, and any unvested portions of any Awards shall remain in effect and continue to vest in accordance with the vesting schedule specified at the time of grant, and upon such vesting shall become exercisable. Notwithstanding the foregoing, in its reasonable discretion, the Board may determine that any or all outstanding Awards that are unvested at the time of, or are not exercised upon consummation of, the Approved Transaction or Control Purchase shall thereafter terminate, provided that, in making such determination, the Board shall consider the best interests of the Awardees, the Company and its shareholders, and will make such determination only if the action to be taken, in the opinion of the Board, is appropriate in light of the circumstances under which such determination is made.

Moreover, except to the extent that such determination would render unavailable “pooling of interests” accounting treatment for any reorganization, merger or consolidation of the Company, the

17

Board may take, or make effective provision for the taking of, such action as in the opinion of the Board is equitable and appropriate in order to substitute new awards for any or all outstanding Awards that do not become exercisable on an accelerated basis, or to assume such Awards (which assumption may be effected by any means determined by the Board, in its discretion, including, but not limited to, by a cash payment to each Awardee, in cancellation of the Awards held by him or her, of such amount as the Board determines, in its sole discretion, represents the then value of the Awards) and in order to make such new stock options or assumed Awards, as nearly as practicable, equivalent to the old Awards, taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

13.          EFFECTIVE DATE; TERM.

The Plan shall be effective at the time specified in the resolutions of the Board adopting the Plan (the “Effective Date”). Awards may be granted by the Committee or Executive Officer from time to time thereafter until the tenth anniversary of the Effective Date. Termination of the Plan shall not terminate any Award granted prior to such termination. Issuance of Non-Qualified Stock Options under the Plan shall be subject to the requirement of RCW 21.20.310(10) that the Administrator of Securities of the Department of Financial Institutions of the State of Washington be provided with notification of the adoption of the Plan. No Non-Qualified Stock Option shall be granted hereunder until this notification requirement has been satisfied. Issuance of Incentive Stock Options under the Plan within twelve (12) months after the Effective Date shall be subject to the approval of the Plan by the shareholders of the Company at a duly held meeting of shareholders at which a majority of all outstanding voting stock of the Company is represented in person or by proxy. The approval required shall be a majority of the votes cast on the proposal to approve the Plan. Such approval may also be provided pursuant to a written consent in lieu of such meeting. No Incentive Stock Option granted hereunder shall be exercisable until this approval requirement has been satisfied. If this requirement is not satisfied within twelve (12) months after the Effective Date, then, notwithstanding any contrary provision in the Plan (a) no Incentive Stock Options may thereafter be granted under the Plan, and (b) each Incentive Stock Option granted under the Plan prior thereto shall automatically be deemed to be a Non-Qualified Stock Option (except to the extent the Agreement evidencing the Option expressly provides otherwise).

14.          NO OBLIGATIONS TO EXERCISE AWARD.

The grant of an Award shall impose no obligation upon the Awardee to exercise such Award.

15.          NO RIGHT TO AWARDS OR TO EMPLOYMENT.

Whether or not any Awards are to be granted under the Plan shall be exclusively within the discretion of the Committee, and nothing contained in the Plan shall be construed as giving any person any right to participate under the Plan. The grant of an Award to any Awardee shall in no way constitute any form of agreement or understanding binding on the Company or any Related Corporation, express or implied, that the Company or such Related Corporation will employ or contract with such Awardee for any length of time, nor shall it interfere in any way with the Company’s or, where applicable, a Related Corporation’s right to terminate such Awardee’s employment at any time, which right is hereby reserved.

16.          APPLICATION OF FUNDS.

The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Awards shall be used for general corporate purposes, unless otherwise directed by the Board.

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17.          INDEMNIFICATION OF COMMITTEE.

In addition to all other rights of indemnification they may have by virtue of being a member of the Board or an executive officer of the Company, members of the Committee and the Executive Officer shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys’ fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, the Plan or any Award granted under the Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Committee member or Executive Officer is liable for willful misconduct; provided, however, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Committee member or Executive Officer involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

18.          SHAREHOLDERS AGREEMENT.

Unless the Agreement evidencing an Award expressly provides otherwise, each Awardee may be required, as a condition to the issuance of any shares of Common Stock that such Awardee acquires upon the exercise of the Award, to execute and deliver to the Company a shareholders agreement in such form as may be required by the Company at the time of such exercise, or a counterpart thereof, together with, unless the Awardee is unmarried, a spousal consent in the form required thereby, unless the Awardee has previously executed and delivered such documents and they are in effect at the time of exercise and apply by their terms to the shares to be issued.

19.          SEPARABILITY.

With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out in full herein; provided, however, that to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, the Option, to that extent, shall be deemed to be a Non-Qualified Stock Option for all purposes of the Plan.

20.          NON-EXCLUSIVITY OF THE PLAN.

Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than pursuant to the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

21.          EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION.

By acceptance of an Award, unless otherwise provided in the Agreement evidencing the Award, the Awardee with respect to such Award shall be deemed to have agreed that the Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment or other benefit under any pension, retirement or other employee benefit plan, program or policy of the Company or any of its affiliates.

22.          AMENDMENT OF PLAN.

The Board may, at any time, modify, amend or terminate the Plan or modify or amend any Award granted pursuant to the Plan, including, without limitation, such modifications or amendments as are

19

necessary to maintain compliance with applicable statutes, rules or regulations; provided, however, that no amendment with respect to an outstanding Award which has the effect of reducing the benefits afforded to the Awardee shall be made over the objection of such Awardee; further provided, that the events triggering acceleration of vesting of an outstanding Award may be modified, expanded or eliminated without the consent of the Awardee. The Board may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such manner as the Committee may consider necessary for the Company to comply with or to avail the Company, the Awardees or both of the benefits of any securities, tax, market listing or other administrative or regulatory requirement which the Board determines to be desirable. Without limiting the generality of the foregoing, the Board may modify grants to persons who are eligible to receive Awards under the Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

Date Amended and Restated Plan was Approved by Board of Directors of Company:	January 29, 1998
Date Amended and Restated Plan was Approved by Shareholders of Company:	January 29, 1998
As Amended by the Board of Directors and Shareholders of the Company:	August 31, 1999
May 2, 2000
April 29, 2003
May , 2005

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF BSQUARE CORPORATION

Proxy For 2005 Annual Meeting of Shareholders

May 12, 2005

The undersigned shareholder of BSQUARE CORPORATION (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the 2005 Annual Meeting of Shareholders of the Company to be held on Thursday, May 12, 2005 at 10:00 a.m., local time, at the Company’s offices located at 110 110th Ave NE, Suite 200, Bellevue, WA 98004, and hereby revokes all previous proxies and appoints Brian T. Crowley and Scott C. Mahan, or either of them, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

(Continued, and to be marked, dated and signed, on the other side)
Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

You can now access your BSQUARE account online.

Access your BSQUARE shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for BSQUARE, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between

9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

PLEASE INDICATE YOUR VOTES BELOW BY CHECKING THE APPROPRIATE SELECTION.	Mark here for Address	☐
Change or
Comments
PLEASE SEE REVERSE SIDE

WITHHELD
		FOR	FOR ALL			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
ITEM 1–	ELECTION OF CLASS II	☐	☐	ITEM 2–	APPROVAL OF AMENDMENTS TO	☐	☐	☐	ITEM 3–	APPROVAL OF A MODIFICATION	☐	☐	☐
	DIRECTORS				THE COMPANY’S AMENDED AND					TO THE BOARD OF DIRECTORS

Two Class II directors are to be elected at the Annual Meeting to serve until the 2008 Annual Meeting of Shareholders and until their successors are elected:
01 Donald B. Bibeault
02 Brian T. Crowley
Management recommends a vote FOR the nominees. Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

					RESTATED STOCK OPTION PLAN					COMPENSATION PROGRAM

The Company is seeking approval by the shareholders to amend the amended and restated stock option plan to allow for awards of stock appreciation rights and restricted and unrestricted stock under the purview of the plan. The Board of Directors unanimously recommends that shareholders vote FOR the proposed amendments to the amended and restated stock option plan.

The Company seeks shareholder approval to modify the program under which it compensates directors for their services. Management recommends a vote FOR the proposed modification to the Board of Directors compensation program.

In their discretion, the Proxies are entitled to vote upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

IMPORTANT–PLEASE SIGN AND DATE AND RETURN PROMPTLY

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE

VOTED “FOR" THE ELECTION OF DONALD B. BIBEAULT AND BRIAN T. CROWLEY AS DIRECTORS, “FOR” APPROVAL OF THE PROPOSED AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED STOCK OPTION PLAN," FOR” APPROVAL OF THE PROPOSED MODIFICATION TO THE BOARD OF DIRECTORS COMPENSATION PROGRAM, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.

Signature	Signature	Dated	, 2005

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder’s name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

Ù FOLD AND DETACH HERE Ù